UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Accelerate Diagnostics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[PRELIMINARY COPY - SUBJECT TO COMPLETION]

ACCELERATE DIAGNOSTICS, INC.
3950 South Country Club Road, Suite 470
Tucson, Arizona 85714
(520) 365-3100

Notice of 2023 Annual Meeting of Shareholders

Dear Accelerate Diagnostics Shareholders:

You are invited to attend Accelerate Diagnostics, Inc. 2023 Annual Meeting of Stockholders (the “Annual Meeting”).

Date:        May 19, 2023 (Friday)

Time:        10:30 a.m., Mountain Standard Time

Virtual

Location:    You can attend the Annual Meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/AXDX2023. See page 1 of the accompanying proxy statement for additional information regarding participation in the virtual meeting.

Items of     At the Annual Meeting, shareholders will be asked to vote:
Business:

1.to elect the following 9 persons to serve as directors of the Company until the 2024 Annual Meeting of Shareholders or until their successors have been duly elected and qualified: John Patience, Jack Phillips, Jack Schuler, Matthew W. Strobeck Ph.D., Jenny Regan, Marran H. Ogilvie, Louise L. Francesconi, Hany Massarany, and Wayne Burris;

2.to approve an amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), by 250,000,000 shares, to a total of 450,000,000 shares;

3.to approve an amendment to the Company’s 2022 Omnibus Equity Incentive Plan (the “2022 Incentive Plan”) to increase the total number of authorized shares of Common Stock available for grant thereunder by 16,000,000 shares;

4.to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Common Stock at a reverse split ratio ranging from any whole number between and including 1-for-5 and 1-for-30, with the exact ratio within such range to be determined at the discretion of the Company’s Board of Directors (the “Board”), subject to the Board’s authority to abandon the amendment;

5.to approve the issuance of Common Stock in one or more non-public offerings at a price below the “minimum price” and in a number that will exceed 20% of the Company’s outstanding shares of Common Stock in accordance with Nasdaq Listing Rule 5635(d);

6.to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023; and

7.to transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Record
Date:    You are entitled to notice of the Annual Meeting and can participate and vote at the Annual Meeting if you were a shareholder of record as of the close of business on March 22, 2023.

Voting:    Your vote is very important to us. Whether or not you plan to attend the virtual Annual Meeting, please ensure your shares are represented by voting promptly. For instructions on how to vote your shares, please refer to the instructions included with this proxy statement or on your proxy card or voting instruction form.

By order of the Board of Directors,

/s/ Jack Phillips
Jack Phillips
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FRIDAY, MAY 19, 2023:

The proxy statement for the Annual Meeting and the combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.proxyvote.com.

TABLE OF CONTENTS

PROXY STATEMENT	1

INFORMATION ABOUT THE ANNUAL MEETING	1

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	6

AUDIT AND GOVERNANCE COMMITTEE REPORT	16

COMPENSATION OVERVIEW	17

EXECUTIVE COMPENSATION	21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29

PROPOSAL NO. 1 ELECTION OF DIRECTORS	31

PROPOSAL NO. 2 AMENDMENT TO CERTIFICATE OF INCORPORATION	32

PROPOSAL NO. 3 AMENDMENT OF THE 2022 INCENTIVE PLAN	35

PROPOSAL NO. 4 APPROVAL OF A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK	42

PROPOSAL NO. 5 APPROVAL OF THE ISSUANCE OF COMMON STOCK IN ONE OR MORE NON-PUBLIC OFFERINGS AT A PRICE BELOW THE MINIMUM PRICE AND IN A NUMBER THAT WILL EXCEED 20% OF OUR OUTSTANDING SHARES OF COMMON STOCK IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(d)	52

PROPOSAL NO. 6 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	54

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS	56

ANNUAL REPORT	60

HOUSEHOLDING	60

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2024 ANNUAL MEETING	60

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD MAY 19, 2023	61

OTHER MATTERS	61

APPENDIX A	62

APPENDIX B	63

APPENDIX C	64

PROXY CARD

[PRELIMINARY COPY - SUBJECT TO COMPLETION]

ACCELERATE DIAGNOSTICS, INC.
3950 South Country Club Road, Suite 470
Tucson, Arizona 85714
(520) 365-3100

PROXY STATEMENT
Dated April [ ], 2023

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2023

GENERAL

This proxy statement (“Proxy Statement”) is being furnished to the shareholders (the “Shareholders”) of Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board” or “Board of Directors”) from the Shareholders for use at the 2023 Annual Meeting of Shareholders to be held at 10:30 a.m., Mountain Standard Time, on Friday, May 19, 2023, and any continuations, postponements or adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held virtually. To participate in the virtual meeting, click on www.virtualshareholdermeeting.com/AXDX2023. This Proxy Statement and the accompanying Notice and proxy card are first being mailed to Shareholders on or about April [ ], 2023.

INFORMATION ABOUT THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held at 10:30 a.m., Mountain Standard Time, on Friday, May 19, 2023. The Annual Meeting will be held virtually. To participate in the virtual meeting, click on www.virtualshareholdermeeting.com/AXDX2023.

Why did I receive these materials?

Our Board has provided these proxy materials to you, in connection with our Board’s solicitation of proxies for use at the Annual Meeting. As a Shareholder, you are invited to attend the Annual Meeting virtually and vote per the virtual meeting instructions or you may vote by proxy on the proposals described in this Proxy Statement.

What is included in the proxy materials?

The proxy materials include:
•this Proxy Statement;
•the proxy card or voting instruction form; and
•our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”).

What is being considered at the Annual Meeting?

At the Annual Meeting, our Shareholders will be acting on the following proposals:

1.to elect the following 9 persons to serve as directors of the Company until the 2024 Annual Meeting of Shareholders or until their successors have been duly elected and qualified: John Patience, Jack Phillips, Jack Schuler, Matthew W. Strobeck, Ph.D., Jenny Regan, Marran H. Ogilvie, Louise L. Francesconi, Hany Massarany, and Wayne Burris;

2.to approve an amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), by 250,000,000 shares, to a total of 450,000,000 shares;

3.to approve an amendment to the Company’s Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan (the “2022 Incentive Plan”) to increase the total number of authorized shares of Common Stock available for grant thereunder by 16,000,000 shares;

4.to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Common Stock at a reverse split ratio ranging from any whole number between and including 1-for-5 and 1-for-30, with the exact ratio within such range to be determined at the discretion of the Board, subject to the Board’s authority to abandon the amendment;

5.to approve the issuance of Common Stock in one or more non-public offerings at a price below the “minimum price” and in a number that will exceed 20% of the Company’s outstanding shares of Common Stock in accordance with Nasdaq Listing Rule 5635(d);

6.to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023; and

7.to transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

In addition, our management will report on our progress and respond to your questions.

Who is entitled to vote at the Annual Meeting?

You may vote at the Annual Meeting if you owned shares of Common Stock as of the close of business on the record date, which was March 22, 2023 (the "Record Date"). You are entitled to one vote for each share of Common Stock that you held as of the record date.

How many shares are eligible to be voted at the Annual Meeting?

There were 101,486,745 shares of Common Stock issued and outstanding as of the Record Date, each of which entitles the holder thereof to one vote at the Annual Meeting.

How do I vote?

You can vote in the following ways:
•by attending the virtual Annual Meeting and voting per the virtual meeting instructions;
•over the Internet or by telephone using the instructions on the enclosed proxy card;
•by completing, signing, dating and returning the enclosed proxy card (applicable only to Shareholders of record); or
•by following the instructions on the voting instruction form (applicable only to beneficial holders of shares of Common Stock held in “street name”).

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted in accordance with the Board’s recommendations, which are as follows:
•FOR the election of the 9 director nominees (Proposal 1);
•FOR the approval of the proposed amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of Common Stock (Proposal 2);
•FOR the approval of the proposed amendment of the 2022 Incentive Plan to increase the total number of authorized shares available for grant thereunder (Proposal 3);

•FOR the approval of the proposed amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Common Stock (Proposal 4);
•FOR the approval of the issuance of Common Stock in one or more non-public offerings at a price below the “minimum price” and in a number that will exceed 20% of the Company's outstanding shares of Common Stock in accordance with Nasdaq Listing Rule 5635(d) (Proposal 5); and
•FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (Proposal 6).

How do I vote if I hold shares registered in “street name”?

If, on the Record Date, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered to be the Shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares held in your account. You will receive a voting instruction form from your broker or other agent asking you how your shares should be voted. Please complete the form and return it as provided in the instructions.

You are also invited to attend the virtual Annual Meeting. However, since you are not the Shareholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent. If you want to attend the virtual Annual Meeting, you must provide proof of beneficial ownership as of the Record Date, such as your voting instruction card with your control number provided by your broker or other agent, or other similar evidence of ownership. Whether or not you plan to attend the virtual Annual Meeting, we urge you to provide voting instructions to your broker or other agent in advance of the Annual Meeting to ensure your vote is counted. Your broker or other agent will furnish you with additional information regarding the submission of such voting instructions.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy or attend the Annual Meeting and vote in accordance with the virtual meeting instructions.

If, however, you hold your shares in street name, your shares may be voted under certain circumstances. Brokers and other agents generally have the authority to vote customers’ un-voted shares on certain “routine” matters. The approval of the proposed amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Common Stock (Proposal 4) and the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (Proposal 6) are the only proposals at the Annual Meeting that we believe are routine. Accordingly, brokers and other agents who do not receive voting instructions from beneficial owners may vote on these proposals in their discretion. A “broker non-vote” occurs when the broker or other agent is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide instructions.

Can I change my mind after I return my proxy?

Yes. You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are a Shareholder of record, you can do this by giving written notice to the Company’s Corporate Secretary, by submitting another proxy with a later date, or by attending the Annual Meeting and voting in accordance with the virtual meeting instructions. If you hold your shares in street name, you should consult with your broker or other agent regarding the procedures for changing your voting instructions.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in accordance with the virtual meeting instructions or if you properly return a proxy by mail or the other methods described in these materials. In order for us to conduct business at the Annual Meeting, one-third (1/3) of the shares of Common Stock entitled to vote as of the Record Date must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. In order to ensure that there is a quorum, it may be necessary for certain directors, officers, regular employees and other representatives of the Company to solicit proxies by telephone, facsimile or in person. These persons will receive no extra compensation for their services.

If a quorum is not present, then either the Chairman of the Annual Meeting or the Shareholders may adjourn the meeting until a later time. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum.

What vote is required to approve each item of business to be considered at the Annual Meeting?

The following table describes the voting requirement for each proposal (assuming a quorum is present):

Proposal 1: Election of Directors	Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast. The 9 persons receiving the greatest number of votes will be elected as directors. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not be treated as votes cast, and therefore will have no effect on the outcome of the proposal. Shareholders may not cumulate votes in the election of directors.
Proposal 2: Amendment of Certificate of Incorporation to Increase Authorized Shares	Pursuant to applicable Delaware law, approval of the amendment of our Certificate of Incorporation to increase the total number of authorized shares of Common Stock requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes will have the same effect as a vote cast against the proposal.
Proposal 3: Amendment of the 2022 Incentive Plan	The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.
Proposal 4: Amendment of Certificate of Incorporation to Effect a Reverse Stock Split	Pursuant to applicable Delaware law, approval of the amendment of our Certificate of Incorporation to effect a reverse stock split of Common Stock requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Abstentions will have the same effect as a vote cast against the proposal. Brokers will have discretionary authority to vote on this proposal. Accordingly, no broker non-votes are expected for this proposal.
Proposal 5: Issuance of Common Stock in one or more non-public offerings at a price below the “minimum price” and in a number that will exceed 20% of the Company's outstanding shares of Common Stock in accordance with Nasdaq Listing Rule 5635(d)	The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.
Proposal 6: Ratification of Independent Registered Public Accounting Firm	The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal. Brokers will have discretionary authority to vote on this proposal. Accordingly, no broker non-votes are expected for this proposal.

How will voting on any other business be conducted?

Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business comes before the Annual Meeting, your signed proxy card gives authority to the proxy holder(s) to vote on those matters at their discretion.

Can I dissent or exercise rights of appraisal?

Under Delaware law, shareholders are not entitled to dissenters’ rights in connection with any of the proposals to be presented at the Annual Meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Who will bear the costs of this solicitation?

We will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or other regular employees. These persons will receive no extra compensation for their services.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Director Nominees and Executive Officers

The following table sets forth certain information with respect to the current directors, director nominees and executive officers of our Company:

Name	Age as of Annual Meeting	Position
Thomas D. Brown	75	Director
Wayne C. Burris	68	Director and Nominee
Louise L. Francesconi	70	Director and Nominee
Hany Massarany	61	Chairman of the Board of Directors and Nominee
Marran H. Ogilvie	54	Nominee
John Patience	75	Director and Nominee
Jack Phillips	58	President, Chief Executive Officer, Director and Nominee
Jenny Regan	61	Nominee
Jack Schuler	82	Director and Nominee
Matthew W. Strobeck, Ph.D.	50	Director and Nominee
Charles Watts, M.D.	80	Director
David Patience	37	Chief Financial Officer
Larry Mertz	61	Chief Technology Officer

Thomas D. Brown has served as a Director of the Company since March 14, 2017. Mr. Brown has more than 30 years’ experience in the clinical diagnostics industry. Beginning his career with the Abbott Laboratories Diagnostics Division (ADD) in 1974, Mr. Brown held numerous sales, marketing and general management positions of increasing responsibility. He served in various positions there including Divisional Vice President of Sales within the United States and Divisional Vice President and General Manager of the Western Hemisphere, and by 1993 he was Corporate Vice President of Worldwide Diagnostic Commercial Operations. He was named Senior Vice President before becoming President of the Diagnostic Division, the role he served until his retirement in 2002. Mr. Brown has previously served on the boards of Cepheid, Inc., Ventana Medical Systems, Inc., Quidel Corporation (NASDAQ: QDEL), and Stericycle, Inc. (NASDAQ: SRCL). He received a Bachelor of Arts degree from the State University of New York at Buffalo.

We believe that Mr. Brown is qualified to serve on our Board of Directors because of his experience in leadership and management roles, and experience as a board member, in the healthcare industry.

Wayne C. Burris has served as a Director of the Company since February 2, 2022. Mr. Burris served as the Senior Vice President and Chief Financial Officer at Roche Diagnostics Corporation from 1996 through his retirement in July 2019. He was a member of the Global Roche Diagnostics Finance Executive Committee where he was recognized as one of their top senior leaders. Before joining Roche Diagnostics, Mr. Burris was a senior manager for Price Waterhouse LLP. Mr. Burris previously served on the board of Orthofix Medical Inc. (NASDAQ: OFIX). Mr. Burris is a Certified Public Accountant and has a Bachelor of Science in Accounting and Finance from Butler University.

We believe that Mr. Burris is qualified to serve on our Board of Directors because of his experience in leadership and management roles in the healthcare industry as well as his experience holding finance-related roles of increasing responsibility.

Louise L. Francesconi has served as a Director of the Company since December 2, 2019. Before retiring, Ms. Francesconi served as President of Raytheon Missile Systems, a defense electronics corporation, from 1997 to 2008. During her tenure at Raytheon, Ms. Francesconi was named three times by Fortune Magazine to its 50 Most Powerful Women in Business list. Ms. Francesconi currently serves as a director of US Energy Corporation (NASDAQ: USEG) and as Chairman of the Board of Trustees for Tucson Medical Center, a regional hospital. Ms. Francesconi has previously served as a director of Stryker Corporation, a medical technology company. Ms. Francesconi received a B.S. degree in Economics from Scripps College and an M.B.A. from the University of California, Los Angeles.

We believe that Ms. Francesconi is qualified to serve on our Board of Directors because of her experience in leadership and management roles, and experience as a board member in a variety of industries, including as a director in the healthcare industry.

Hany Massarany has served as a Director of the Company since May 20, 2020 and Board Chairman since February 22, 2023. Mr. Massarany was President and Chief Executive Officer of GenMark Diagnostics, Inc. (NASDAQ: GNMK), a provider of multiplex molecular diagnostic solutions, from April 2011 to March 2020. From February 2009 to April 2011, Mr. Massarany served as President at Ventana and Head of Roche Tissue Diagnostics, a division of F. Hoffman-La Roche Ltd. focused on manufacturing instruments and reagents that automate tissue processing and slide staining diagnostics for cancer. From 1999 to 2009, Mr. Massarany held various global leadership positions with Ventana, including Chief Operating Officer, Executive Vice President, Worldwide Operations, Senior Vice President, Corporate Strategy and Development, and Vice President, North American Commercial Operations. Mr. Massarany also held executive management positions with Bayer Diagnostics and Chiron Diagnostics, working in both the Asia Pacific region and the United States. Mr. Massarany served on the board of directors of GenMark Diagnostics, Inc. from May 2011 to February 2020. Mr. Massarany currently serves as a director of Biodesix, Inc. (NASDAQ: BDSX), a medical diagnostics company. Mr. Massarany earned a B.S. in Microbiology and Immunology from Monash University in Australia and an M.B.A. from Melbourne University.

We believe that Mr. Massarany is qualified to serve on our Board of Directors because of his experience in leadership and management roles, and experience as a board member, in the healthcare industry.

Marran H. Ogilvie is a director nominee not currently serving on our Board of Directors. Ms. Ogilvie has served as Senior Advisor to Garnett Station Partners, LLC, a boutique private equity firm focusing on consumer facing industries, since June 2021. Additionally, Ms. Ogilvie currently serves on the board of directors of Four Corners Property Trust, Inc. (NYSE: FCPT), a real estate investment trust that invests in restaurant properties in the U.S., since November 2015. Previously, Ms. Ogilvie served on the board of directors of GCP Applied Technologies Inc. (formerly NYSE: GCP) from 2019 until 2022 and Ferro Corporation (NYSE: FOE), a supplier of functional coatings and color solutions, from 2017 until 2022. She also previously served as an Advisor to the Creditors Committee for the Lehman Brothers International (Europe) Administration (the “Creditors Committee”) from June 2010 until July 2018, which assisted the Administrators in finding solutions to the significant issues affecting the estate. She also previously served as a Representative of a Member of the Creditors Committee from January 2008 until June 2010. Ms. Ogilvie has also served on the board of directors of Evolution Petroleum Corporation (NYSE: EPM), a developer and producer of oil and gas reserves, from December 2017 until December 2020, Bemis Company, Inc. (formerly NYSE: BMS), a global manufacturer of flexible packaging products and pressure sensitive materials, from March 2018 until it was acquired in June 2019, Forest City Realty Trust, Inc. (formerly NYSE: FCEA), a real estate investment trust that was later acquired, from April 2018 to December 2018, LSB Industries, Inc. (NYSE: LXU), a chemical manufacturing company, from April 2015 to April 2018, Seventy Seven Energy Inc. (formerly NYSE: SSE), an oil field services company that was later acquired, from July 2014 to July 2016, The Korea Fund, Inc. (NYSE: KF), an investment company that invests in Korean public equities, from November 2012 to December 2017, ZAIS Financial Corp. (formerly NYSE: ZFC)(n/k/a Sutherland Asset Management Corp.), a real estate investment trust, from February 2013 to October 2016, and Southwest Bancorp, Inc. (formerly NASDAQ: OKSB), a regional commercial bank that was later acquired (“Southwest”), from January 2012 to April 2015. She also previously served as Southwest’s Advisor from September 2011 to January 2012. Prior to that, Ms. Ogilvie was a member of Ramius, LLC, an investment management firm, where she served in various capacities from 1994 to 2009 before the firm’s merger with Cowen Group, Inc. (“Cowen Group”), including as Chief Operating Officer from 2007 to 2009 and General Counsel and Chief Compliance Officer from 1997 to 2007. Following the merger in 2009, Ms. Ogilvie became Chief of Staff at Cowen Group until 2010. Ms. Ogilvie received a Bachelor’s degree from the University of Oklahoma and a Juris Doctorate from St. John’s University School of Law.

We believe that Ms. Ogilvie is qualified to serve on our Board of Directors because of her substantial business experience and financial background, coupled with her extensive experience serving as a director of public companies.

John Patience has served as a Director of the Company since June 26, 2012. From June 2012 to February 2023, Mr. Patience served as the Board Chairman. Mr. Patience also serves as a director and chairman of the board of Biodesix, Inc. (NASDAQ: BDSX), another medical diagnostics company. Mr. Patience is a founding partner of Crabtree Partners, a private equity investment firm. Mr. Patience served as a director of Ventana Medical Systems, Inc. from 1989 and as Vice Chairman from 1999 until Ventana’s acquisition by Roche in 2008. Mr. Patience served as a director of Stericycle, Inc. (NASDAQ: SRCL) since its founding in 1989 until June of 2018. Mr. Patience was previously a partner of a venture capital investment firm that provided both Ventana and Stericycle with early stage funding. Mr. Patience also was previously a partner in the consulting firm of McKinsey & Co., Inc., specializing in health care. Mr. Patience holds a B.A. in Liberal Arts and an L.L.B. from the University of Sydney, Australia, and an M.B.A. from the University of Pennsylvania’s Wharton School of Business.

We believe that Mr. Patience is qualified to serve on our Board of Directors because of his experience in leadership and management roles in the field of medicine, as well as his experience as a board member and investor in companies in the healthcare industry.

Jack Phillips has served as a Director of the Company and as the Company’s President and Chief Executive Officer since February 1, 2020. From August 2019 to January 2020, Mr. Phillips served as the Company’s Chief Operating Officer. Prior to joining the Company, Mr. Phillips served as President and Chief Executive Officer of Roche Diagnostics Corporation, a division of Roche Holding AG, a biotech company, from January 2010 through August 2019. As President and Chief Executive Officer of Roche Diagnostics Corporation, Mr. Phillips was accountable for commercial operations, performance and strategy of approximately 4,200 employees in the United States and Canada. He also served as a member of Roche’s global Diagnostics Leadership Team. Prior to his role as President and Chief Executive Officer of Roche Diagnostics Corporation, Mr. Phillips held senior leadership roles at Ventana Medical Systems, a cancer diagnostic company and a member of the Roche Group, including Senior Vice President of Commercial Operations for North America and Japan from July 1999 to December 2009. Before joining Ventana Medical Systems, Mr. Phillips worked at Bayer Diagnostics and Motorola. Mr. Phillips holds a B.S. in marketing from Northern Kentucky University.

We believe that Mr. Phillips is qualified to serve on our Board of Directors because of his experience in leadership and management roles at our Company, as well as his experience as a senior executive in the healthcare and medical device industries.

Jenny Regan is a director nominee not currently serving on our Board of Directors. Ms. Regan co-founded Key Tech, an end-to-end product development firm specializing in the design of complex automated devices and systems for medical applications, and served as its Chief Executive Officer from 1998 until her retirement in September 2022. Following her retirement, Ms. Regan continues to serve as a member of Key Tech’s Advisory Board. Ms. Regan has also served as a member of the Advisory Board to the Maryland Momentum Fund of the University System of Maryland since 2021 and as a member of the board of the University of Maryland Clark School of Engineering since 2013. Ms. Regan was previously the Co-Founder and President of Corey Regan Inc., a consulting firm in the nuclear power industry, and a project and client Manager at MPR Associates, an engineering consulting firm. Ms. Regan holds a B.S. in Physics from Georgetown University and a B.S. in Mechanical Engineering from The Catholic University of America.

We believe that Ms. Regan is qualified to serve on our Board of Directors because of her extensive leadership experience and technical background in the medical device, diagnostic and drug delivery industries.

Jack Schuler has served as a Director of the company since June 26, 2012. Mr. Schuler is a founding partner of Crabtree Partners, a private investment firm. Mr. Schuler served as a Director of Ventana Medical Systems, Inc. from 1991 and as Chairman of the Board from 1995 until Ventana’s acquisition by Roche in 2008. Mr. Schuler held various executive positions at Abbott Laboratories from December 1972 through August 1989, including President and Chief Operating Officer. Mr. Schuler previously served on the boards of Abbott Laboratories, Medtronic (Lead Director), Stericycle (Chairman), and Quidel Corp. He is currently a director of Biodesix, Inc.

(NASDAQ: BDSX). Mr. Schuler holds a B.S. in Mechanical Engineering from Tufts University and an M.B.A. from Stanford University.

We believe that Mr. Schuler is qualified to serve on our Board of Directors because of his experience in leadership and management roles in the healthcare industry, as well as his experience as a board member in the healthcare and medical device industries.

Matthew W. Strobeck, Ph.D. has served as a Director of the Company since July 7, 2012. Dr. Strobeck is currently the Managing Partner of Birchview Capital. Dr. Strobeck was a Partner and Member of the Management Committee and Advisory Board of Westfield Capital Management from 2008 until 2011, having served as a member of the investment team, specializing in healthcare and life sciences, from May 2003 to June 2008. Dr. Strobeck currently serves on the boards of Quidel Corporation (NASDAQ: QDEL), a provider of rapid diagnostic testing solutions, Biodesix (NASDAQ: BDSX), a medical diagnostic company, and Monteris Medical, a medical device company. Dr. Strobeck received his B.S. from St. Lawrence University, a Ph.D. from the University of Cincinnati, a S.M. from the Harvard University/MIT Health Sciences Technology Program, and a S.M. from the MIT Sloan School of Management.

We believe that Mr. Strobeck is qualified to serve on our Board of Directors because of his experience in leadership and management roles at medical technology companies, as well as his experience as a board member and investor in the medical technology industry.

Charles Watts, M.D. has served as a Director of the Company since November 14, 2017. Until his retirement, Dr. Watts served as Chief Medical Officer at Northwestern Memorial Hospital (NMH) and Associate Dean for Clinical Affairs at the Feinberg School of Medicine, Northwestern University from 2001 to 2011. Prior to his tenure at Northwestern, Dr. Watts served as Chief of Clinical Affairs and Associate Dean at the University of Michigan Medical Center. He has also served as Executive in Residence for the Health Management Academy, as an active faculty member of a nationally based Physician Leadership Program. Dr. Watts has served as a Director of Providence Health and Services (Seattle, Washington) from 2012 to 2016 where he chaired the Quality and Patient Safety Improvement Committee, and recently served as a Trustee of Swedish Health Services, Inc. until June 2021. He currently serves as a Trustee on the Institute for Systems Biology Board (Seattle, Washington). He received his undergraduate and medical degrees from the University of Michigan.

We believe that Mr. Watts is qualified to serve on our Board of Directors because of his experience in leadership and management roles in the field of medicine, as well as his experience as a board member in the healthcare industry.

David Patience has served as the Company’s Chief Financial Officer (“CFO”) since April 1, 2023. From February 2021 to March 2023, Mr. Patience served as the Company’s Senior Director, Business Development and Strategic Finance. From September 2017 to February 2021, Mr. Patience served as the Company’s Director, Head of Finance, Planning and Analysis. Prior to joining the Company, Mr. Patience held positions with Morgan Stanley’s Investment Banking Division, Continental Advisors Equity Group, and various financial research roles with Nuveen Investments. Mr. Patience holds a Bachelor of Science in Business Administration from the University of Colorado Leeds School of Business and an M.B.A. from the University of Chicago Booth School of Business.

Lawrence Mertz, Ph.D. has served as the Company’s Chief Technology Officer since June 23, 2022. From May 2021 to June 2023, Dr. Mertz served as the Company’s Senior Vice President, Head of Research and Development. Dr. Mertz has over 30 years of experience working in the diagnostics and life science industries in various technical leadership roles and has led the successful ideation and development of numerous IVD instrumented platforms and assays leveraging microbiological, genomic, molecular and immunochemical technologies. Prior to joining the Company, Dr. Mertz was Senior Vice President of Research and Development and Clinical Operations for Meridian Biosciences, Inc. (NASDAQ: VIVO) leading a team of more than 100 employees and supporting the portfolio strategy and development of four separate IVD platforms and assays. Dr. Mertz also served as the Vice President of Research and Development, Engineering for Progenity, Inc. (NASDAQ: PROG) where he was responsible for research and development, product and software development supporting the development and implementation of human genome sequencing assays and clinical services for blood pre-natal testing and liquid biopsy. From 2006 to 2017, Dr. Mertz held multiple positions at Becton Dickenson, Inc. (NYSE: BDX) culminating in the Vice President of Research and Development for the Molecular Diagnostics division. In this role, he led more than 120 employees in the platform and assay development focused on syndromic infectious disease areas including gastrointestinal, respiratory, sexually transmitted disease, blood borne and blood sepsis. Dr. Mertz holds a Bachelor of Science in Chemistry and a Ph.D in Biochemistry from the State University of New York at Buffalo where he has been recognized as a distinguished alumnus.

There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected to serve until their successors are duly elected and qualified.

Pursuant to Mr. Phillips’ employment agreement entered into with the Company on January 31, 2020, so long as Mr. Phillips is employed as the Company’s Chief Executive Officer, the Company will use its reasonable efforts, subject to applicable law and the rules of NASDAQ and the Company’s Amended and Restated Bylaws, to cause Mr. Phillips to be nominated for election to the Board at the Company’s annual shareholder meeting.

Board Diversity

The tables below provides information relating to certain voluntary self-identified characteristics of our directors. Each of the categories listed in the table below has the meaning as set forth in NASDAQ Rule 5605(f).

Board Diversity Matrix (As of March 16, 2022)
Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	10	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	9	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Board Diversity Matrix (As of March 22, 2023)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	8	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Director Independence

The Board has affirmatively determined that directors Brown, Burris, Francesconi, Massarany, Patience, Schuler, Strobeck, and Watts (constituting a majority of the full Board) are “independent directors” under NASDAQ Listing Rule 5605(a)(2) and the related rules of the U.S. Securities and Exchange Commission (the “SEC”). Additionally, the Board has affirmatively determined that Mss. Ogilvie and Regan, both of whom are director nominees not currently serving on the Board, are also independent under such rules. In making this determination, our Board considered the current and prior relationships that each individual has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each individual. The Company’s independent directors conduct executive sessions at regularly scheduled meetings as required by NASDAQ Listing Rule 5605(b)(2).

Frank J.M. ten Brink and Mark C. Miller, both of whom retired from the Board in February 2023, were previously determined to be independent by the Board as well.

Family Relationships

Effective as of April 1, 2023, David Patience, is employed as the Company’s CFO. David is the son of John Patience, who currently serves as a director and is the former Chairman of the Board. This relationship was reviewed and approved by the Audit and Governance Committee.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer (“CEO”) and Board Chairman, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Currently, Jack Phillips serves as the Company’s President and CEO and Hany Massarany serves as the Chairman of the Board. The Board believes that its current leadership structure best serves the objectives of the Board’s oversight of management; the ability of the Board to carry out its roles and responsibilities on behalf of the shareholders; and the Company’s overall corporate governance. The Board also believes that the current separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing the Company and leverages the experience and perspectives of the Chairman.

Board Oversight of Risk Management

The full Board has responsibility for general oversight of risks facing the Company. The Board is informed by senior management on areas of risk facing the Company and periodically conducts discussions regarding risk assessment and risk management. The Board believes that evaluating how the executive team manages the various risks confronting the Company is one of its most important areas of oversight. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. For example, the Audit and Governance Committee reviews and assesses the Company’s processes to manage financial reporting risk and to manage investment, tax, and other financial risks, and also oversees risks associated with our overall compliance and corporate governance practices, as well as the independence and composition of our Board; and the Compensation and Nominating Committee oversees risks relating to the compensation and incentives provided to our executive officers. Finally, management periodically reports to the Board or relevant committee, which provides guidance on risk assessment and mitigation.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC.

Based solely upon a review of such forms filed electronically with the SEC or written representations that no Form 5s were required, the Company believes that all Section 16(a) filing requirements were timely met during the year ended December 31, 2022, except for one Form 4 filed by Jack Phillips reporting three transactions; and two Form 4s filed by Jack Schuler reporting three transactions.

Code of Ethics

The Company has adopted a code of ethics for its principal executive officer and senior financial officers and a code of ethics and standards of conduct that is applicable to all directors, officers and employees, a copy of which is available online at https://ir.axdx.com/governance-documents. Shareholders may also request a free copy of these documents from: ACCELERATE DIAGNOSTICS, INC., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, Attn: Corporate Secretary. The Company intends to satisfy the requirement under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of such codes of ethics by posting such information on our website.

Director Meeting Attendance

During the year ended December 31, 2022, the Board held seven meetings of the full Board. The Board also acted by written consent on four occasions. During the year ended December 31, 2022, each member of the Board attended at least 75% of the aggregate of all meetings of the Board and the meetings of the committees on which he or she served (during the periods for which he or she served).

The Company does not have a written policy requiring directors to attend the Annual Meeting of Shareholders, but attendance is encouraged. Last year, three of the directors attended our 2022 Annual Meeting of Shareholders.

Board Committees

Effective as of November 2022, our Board of Directors established (1) an Audit and Governance Committee and (2) a Compensation and Nominating Committee. Prior to November 2022, our Board of Directors had established (1) an Audit Committee; (2) a Compensation Committee and (3) a Nominating and Governance Committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each of the Board’s current committees are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. The charter of each committee is available on our corporate website at https://ir.axdx.com/corporate-governance.

The following table provides current membership for each committee of our Board of Directors:

Name:	Audit & Governance Committee	Compensation & Nominating Committee*
John Patience
Wayne C. Burris	Chair
Thomas D. Brown		X
Louise L. Francesconi	X	Chair
Hany Massarany	X
Jack Schuler
Matthew W. Strobeck Ph.D.	X
Charles Watts M.D.		X

*Following the Annual Meeting, Mss. Ogilvie and Regan are expected to replace Mr. Brown and Dr. Watts on the Compensation & Nominating Committee.

Audit and Governance Committee

The Board maintains a standing Audit and Governance Committee comprised of Messrs. Burris (Chairman) and Massarany, Ms. Francesconi and Dr. Strobeck. Each member of the Audit and Governance Committee satisfies the applicable independence standards specified in the NASDAQ Listing Rules and the related rules of the SEC pertaining to audit committees and has been determined by the Board to be “financially literate” with accounting or related financial management experience. The Board has also determined that Mr. Burris is an “audit committee financial expert” as defined under SEC rules and regulations and qualify as financially sophisticated audit committee members as required under Rule 5605(c)(2)(A) of the NASDAQ Listing Rules. The prior Audit Committee met four times during the year ended December 31, 2022.

The Audit and Governance Committee’s audit-related responsibilities include overseeing the qualifications, independence and performance of our independent registered public accounting firm; evaluating the Company’s accounting policies and system of internal controls; and reviewing significant financial transactions. In carrying out this purpose, the Audit and Governance Committee maintains and facilitates free and open communication between the Board, the independent registered public accounting firm, and our management.

The Audit and Governance Committee’s governance-related responsibilities also include overseeing the Company’s corporate governance policies, practices and procedures; assisting the Board in assessing director independence; and reviewing the structure and composition of Board committees and recommending to the Board, if desirable, changes in their number, responsibilities and membership.

Compensation and Nominating Committee

The Board maintains a standing Compensation and Nominating Committee comprised of Ms. Francesconi (Chair), Mr. Brown and Dr. Watts. Each member of the Compensation and Nominating Committee satisfies the applicable independence standards specified in the NASDAQ Listing Rules and the related rules of the SEC pertaining to compensation committees. All members of the Compensation and Nominating Committee also qualify as non-employee directors under Exchange Act Rule 16b-3 and as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The prior Compensation Committee met five times and took action by written consent on one occasion during the year ended December 31, 2022.

The Compensation and Nominating Committee’s compensation-related responsibilities include reviewing the compensation arrangements for the Company’s executive officers, including the CEO; administering the Company’s equity compensation plans; and reviewing the compensation of the Board. In its discretion, the Compensation and Nominating Committee may delegate certain of its authority and responsibilities to one or more subcommittees comprised entirely of members of the Compensation and Nominating Committee.

The Compensation and Nominating Committee’s nomination-related responsibilities also include determining the qualifications, qualities, skills, and other expertise required to be a director; recommending to the criteria to be considered in selecting director nominees; identifying and screening individuals qualified to become members of the Board; making recommendations to the Board regarding the selection and approval of director nominees.

Additional Information Regarding Prior Nominating and Governance Committee

Prior to November 2022, our Board of Directors had a Nominating and Governance Committee who’s responsibilities included determining the qualifications, qualities, skills, and other expertise required to be a director; recommending to the criteria to be considered in selecting director nominees; identifying and screening individuals qualified to become members of the Board; making recommendations to the Board regarding the selection and approval of director nominees; overseeing the Company’s corporate governance policies, practices and procedures; assisting the Board in assessing director independence; and reviewing the structure and composition of Board committees and recommending to the Board, if desirable, changes in their number, responsibilities and membership. The prior Nominating and Governance Committee met four times during the year ended December 31, 2022.

Director Nominations

The Compensation and Nominating Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination. The Compensation and Nominating Committee seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight obligations effectively. The Compensation and Nominating Committee typically solicits recommendations for nominees from the persons the committee believes are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates. These persons may include members of the Board and management of the Company. The Compensation and Nominating Committee may also engage a professional search firm to assist in identifying qualified candidates. In selecting Board candidates, the Compensation and Nominating Committee’s goal is to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors, including those discussed below under “Qualifications of Director Nominees.”

The Compensation and Nominating Committee will consider director candidates recommended by Shareholders in the same manner in which it evaluates candidates it identified, if such recommendations are properly submitted to the Company pursuant to the Company's Amended and Restated Bylaws. The Company’s Amended and Restated Bylaws contains provisions relating to certain timing and information requirements for shareholder nominations for election to the Board brought before a meeting of the shareholders. See Section 2.12 of the Company’s Amended and Restated Bylaws and the section entitled “Shareholder Proposals and Director Nominations for the 2024 Annual Meeting” in this Proxy Statement for additional information.

Pursuant to Mr. Phillips’ employment agreement entered into with the Company on January 31, 2020, so long as Mr. Phillips is employed as the Company’s Chief Executive Officer, the Company will use its reasonable efforts, subject to applicable law and the rules of NASDAQ and the Company’s Amended and Restated Bylaws, to cause Mr. Phillips to be nominated for election to the Board at the Company’s annual shareholder meeting.

Qualifications of Director Nominees

The Board and the Compensation and Nominating Committee believe that each of the persons nominated for election at the Annual Meeting have the experience, qualifications, attributes and skills that, when taken as a whole, will enable the Board to satisfy its oversight responsibilities effectively. The Board and the Compensation and Nominating Committee consider the following for each candidate, among other qualifications deemed appropriate, when evaluating the suitability of candidates for nomination as director: independence; integrity; personal and professional ethics; business judgment; ability and willingness to commit sufficient time to the Board; qualifications, attributes, skills and/or experience relevant to the Company’s business; educational and professional background; personal accomplishment; and national, gender, age, and ethnic diversity.

Shareholder Communications with the Board

Shareholders who wish to communicate with the Board of Directors or with a particular director may do so by sending a letter to the Corporate Secretary, 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714. The Corporate Secretary will review all correspondence and regularly forward to the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires attention.

Hedging, Short Sales and Related Policies

Pursuant to the Company’s insider trading policy, all directors, officers and employees of the Company (collectively, “Team Members”), as well as their spouses, minor children, other persons living in their household and entities over which they exercise control, are prohibited from engaging in the following transactions in the Company’s securities unless advance unanimous approval is obtained from members of the compliance committee designated by the Board:

•Hedging. Team Members may not enter into hedging or monetization transactions or similar arrangements with respect to the Company’s securities.

•Short sales. Team Members may not sell the Company’s securities short;

•Options trading. Team Members may not buy or sell puts or calls or other derivative securities on the Company’s securities; and

•Trading on margin. Team Members may not hold the Company’s securities in a margin account or pledge the Company’s securities as collateral for a loan.

AUDIT AND GOVERNANCE COMMITTEE REPORT

The Audit and Governance Committee oversees the financial reporting process of our company on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit and Governance Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit and Governance Committee has discussed with Ernst & Young, LLP (“Ernst & Young”), our independent registered public accounting firm that was responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments about our accounting principles and the other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit and Governance Committee has received from Ernst & Young the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Governance Committee concerning independence, and the Audit and Governance Committee has discussed with Ernst & Young their independence. The Audit and Governance Committee has considered the effect of non-audit fees on the independence of Ernst & Young and has concluded that such non-audit services are compatible with the independence of Ernst & Young.

The Audit and Governance Committee discussed with Ernst & Young the overall scope and plans for its audits. The Audit and Governance Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits and quarterly reviews, its observations regarding our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit and Governance Committee recommended to the Board, and the Board has approved, that the audited financial statements for the year ended December 31, 2022, be included in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

This report has been furnished by the members of the Audit and Governance Committee.

THE AUDIT AND GOVERNANCE COMMITTEE
Wayne C. Burris, Chairman
Louise L. Francesconi
Hany Massarany
Matthew W. Strobeck, Ph.D.

COMPENSATION OVERVIEW

The purpose of this Compensation Overview section is to provide material information about the Company’s compensation philosophy, objectives and other relevant policies and to explain and put into context the material elements of the disclosure that follows in this Proxy Statement with respect to the compensation of our named executive officers (“NEOs”). For the year ended December 31, 2022, our NEOs were:

Jack Phillips, President and Chief Executive Officer (“CEO”)
Steve Reichling, former Chief Financial Officer (“CFO”)
Larry Mertz, Chief Technology Officer (“CTO”)

References in this “Compensation Overview” section and the following “Executive Compensation” section to “Compensation and Nominating Committee” refer to the Company’s Compensation Committee prior to November 2022 and refer to the Company’s Compensation and Nominating Committee after November 2022. See “Directors, Executive Officers And Corporate Governance-Board Committees” for additional information.

Determining Executive Compensation

On an ongoing basis, the Compensation and Nominating Committee reviews the performance and compensation of our President and CEO and the Company’s other executive officers.

Our President and CEO provides input to the Compensation and Nominating Committee regarding the performance of the other NEOs and offers recommendations regarding their compensation packages in light of such performance. The Compensation and Nominating Committee is ultimately responsible, however, for determining the compensation of the NEOs, including our President and CEO.

Compensation Philosophy and Objectives

The Compensation and Nominating Committee and the Board believe that the Company’s executive compensation programs for its executive officers should reflect the Company’s performance and the value created for its shareholders. In addition, we believe our executive compensation programs should support the goals and values of the Company and should reward individual contributions to the Company’s success. Specifically, the Company’s executive compensation program is intended to, among other things:
•attract and retain the highest caliber executive officers;
•drive achievement of business strategies and goals;
•motivate performance in an entrepreneurial, incentive-driven culture;
•closely align the interests of executive officers with the interests of the Company’s shareholders;
•promote and maintain high ethical standards and business practices; and
•reward results and the creation of shareholder value.

Factors Considered in Determining Compensation; Elements of Compensation

The Compensation and Nominating Committee makes executive compensation decisions on the basis of total compensation, rather than on individual components of compensation. We attempt to create an integrated total compensation program structured to balance both short and long-term financial and strategic goals. Our compensation should be competitive enough to attract and retain the highest caliber executive officers. In this regard, we have historically utilized a combination of two to three of the following types of compensation to compensate our executive officers:
•base salary;
•annual performance bonuses payable as equity awards; and
•long-term equity compensation, consisting of stock options, time-based restricted stock units (“RSUs”), and performance stock units (“PSUs”). RSUs and stock options are typically granted with a multiple year vesting schedule to promote long-term retention. PSUs may be tied to the achievement of a variety of performance metrics, including long-term revenue targets. Each vested RSU and PSU will be settled in one share of Common Stock.

The Compensation and Nominating Committee’s philosophy regarding the mix of the three components of compensation is that equity awards should be emphasized over base salaries. The Compensation and Nominating Committee believes this approach preserves the Company's cash and strongly aligns executive officer incentives with shareholder interests.

The Compensation and Nominating Committee periodically reviews each executive officer’s base salary and makes appropriate recommendations to the Board. Base salaries are based on the following factors:
•the Company’s performance for the prior fiscal years and subjective evaluation of each executive’s contribution to that performance;
•the performance of the particular executive in relation to established goals or strategic plans;
•competitive levels of compensation for executive positions based on information drawn from informal internal benchmark analysis of base salaries for executive officers at similarly sized, public medical technology companies and other relevant information; and
•our obligations under the applicable executive officer’s employment agreement or offer letter (if any).
Performance bonuses and equity compensation are awarded based upon the recommendation of the Compensation and Nominating Committee. These grants are made with a view to linking executives’ compensation to the long-term financial success of the Company and its shareholders.

Role of Say-On-Pay Votes

As selected by our Shareholders at the 2019 Annual Meeting of Shareholders and approved by our Board, an advisory vote to approve the compensation of our NEOs (say-on-pay proposal) is held every three years. At the 2022 Annual Meeting of Shareholders approximately 80.8% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation and Nominating Committee carefully considers the level of voting support from our Shareholders on our say-on-pay vote and will continue to consider the outcome of votes on say-on-pay proposals when making future compensation decisions for our NEOs.

Other Compensation Policies and Considerations; Tax Issues and Risk Management

As part of its role, the Compensation and Nominating Committee reviews and considers the deductibility of executive compensation under the Code and, historically, the intention of the Committee has been to compensate our NEOs in a manner that maximizes the Company’s ability to deduct compensation for federal income tax purposes (although no assurances have ever been made nor can be made or given with respect to our ability to deduct any compensatory payment to any of our executives).

Section 162(m) of the Code, as in effect for tax years beginning prior to December 31, 2017, provided that we could not deduct compensation of more than $1,000,000 paid in any year to the executives designated as “covered employees” under Section 162(m) of the Code, unless the compensation in excess of $1,000,000 qualified as “performance-based compensation” under Section 162(m) of the Code. Although the Compensation and Nominating Committee historically considered the implications of Section 162(m) on its ability to deduct compensation, the Compensation and Nominating Committee has always retained the discretion to award compensation that is not “performance-based compensation” under Section 162(m) of the Code if it determined that providing such compensation was appropriate with respect to the achievement of our business objectives and in the best interests of the Company and its shareholders. The Tax Cuts and Jobs Act (the “Tax Act”), which was signed into law in December 2017, eliminated the exception for “performance-based compensation” with respect to 2018 and future years. As a result, we expect that, except to the extent that compensation is eligible for limited transition relief applicable to binding contracts in effect on November 2, 2017 and not materially modified thereafter, compensation that is paid or provided to our Section 162(m) “covered employees” that exceeds $1,000,000 per year will be nondeductible under Section 162(m).

The Compensation and Nominating Committee continues to monitor the impact that the repeal of the “performance-based compensation” exception to Section 162(m) will have on the Company’s compensation plans, awards, and arrangements, including whether and to what extent our existing agreements and programs qualify for the transition relief described above.

Section 409A of the Code imposes an additional 20% federal income tax and penalties upon employees who receive “non-qualified deferred compensation” that does not comply with Section 409A. The Compensation and Nominating Committee takes into account the impact of Section 409A in designing our executive compensation plans and programs that provide for “non-qualified deferred compensation” and, as a general rule, these plans and programs are designed either to comply with the requirements of Section 409A or to qualify for an applicable exception to Section 409A so as to avoid possible adverse tax consequences that may result from failure to comply with Section 409A. We cannot, however, guarantee that the compensation will comply with the requirements of Section 409A or an applicable exception thereto.

On an annual basis, the Compensation and Nominating Committee evaluates the Company’s compensation policies and practices for its employees, including the NEOs, to assess whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Based on its evaluation, the Compensation and Nominating Committee has determined that the Company’s compensation policies and practices do not create such risks.

Stock Ownership Guidelines

In order to promote a meaningful, permanent level of ownership in the Company and alignment of interests of the Board and NEOs with shareholders, in February 2021 the Board adopted stock ownership guidelines (the “Stock Ownership Guidelines”) for Board members and NEOs. The Stock Ownership Guidelines identify the minimum level of stock ownership expected of Board members (3 x annual retainer), the CEO (5 x annual base salary), and other NEOs (3 x annual base salary). Individuals are expected to achieve their respective minimum ownership level within five years of becoming subject to the Stock Ownership Guidelines. The Stock Ownership Guidelines are available online at https://ir.axdx.com/governance-documents.

Nonqualified Executive Deferred Compensation Plan

Our NEOs and other executive officers are eligible to participate in the Accelerate Diagnostics, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), pursuant to which certain of our highly compensated employees are permitted to defer up to 70% of their annual base salary into such plan. The Deferred Compensation Plan was adopted effective January 1, 2020. We do not make any contributions to the Deferred Compensation Plan on behalf of any participant, including any NEO, so each participant is fully vested in his or her account balances at all times. Investment gains or losses credited to a participant's account in the Deferred Compensation Plan are based on investment elections made by the participant from prescribed mutual fund investment options. Each participant in the Deferred Compensation Plan makes his or her own individual investment elections and may change any such investment election during the annual enrollment window.

As of the date of this Proxy Statement, only Mr. Phillips has made deferred elections pursuant to the Deferred Compensation Plan whereby Mr. Phillips elected to defer 70% of his annual base salary for 2021 and 40% for 2022.

Hedging, Short Sales and Related Policies

See “Directors, Executive Officers and Corporate Governance-Hedging, Short Sales and Related Policies” for information regarding the Company’s policies relating to hedging, short sales and related matters.

2020 Long-Term Incentive Program

In February 2020, the Compensation and Nominating Committee approved a long-term incentive program (the “2020 LTI Program”). The 2020 LTI Program consisted of one commercial annual goal to be achieved by the end of 2022. The Company made grants of PSUs in March 2020 under the 2020 LTI Program to certain employees, including the NEOs. These PSUs were forfeited in 2022 due to the performance goals not being achieved.

2020 Performance Incentive Program

In February 2020, the Compensation and Nominating Committee approved a 2020 performance incentive program (the “2020 Performance Program”). The 2020 Performance Program consisted of two commercial performance goals and one financial performance goal. Because the ongoing COVID-19 pandemic significantly limited the Company’s ability throughout 2020 to sell and implement its products at hospitals that were focused on responding to the COVID-19 pandemic, the Compensation and Nominating Committee in September 2020 modified all three performance goals. In the first quarter of 2021, the Compensation and Nominating Committee determined that the Company had achieved a level of performance under the 2020 Performance Program of 115%. The Compensation and Nominating Committee elected to pay the 2020 Performance Program in RSUs, which were issued in 2021.

2021 Performance Incentive Program

In March 2021, the Compensation and Nominating Committee approved a performance incentive program (the “2021 Performance Program”). The 2021 Performance Program consisted of two commercial and three research and development goals to be achieved during 2021. Because the COVID-19 pandemic continued to significantly limit the Company’s ability throughout 2021 to sell and implement its products at hospitals that were focused on responding to the COVID-19 pandemic, the Compensation and Nominating Committee modified all three performance goals in September 2021. In the first quarter of 2022, the Compensation and Nominating Committee determined that the Company had achieved a level of performance under the 2021 Performance Program of 75%. The Compensation and Nominating Committee elected to pay the 2021 Performance Program in RSUs, which were issued in 2022.

2022 Performance Incentive Program

On February 2022, the Compensation and Nominating Committee approved a performance incentive program (the “2022 Performance Program”). The 2022 Performance Program consisted of two commercial and two product development goals to be achieved during 2022. In the first quarter of 2023, the Compensation and Nominating Committee determined that the Company had achieved a level of performance under the 2022 Performance Program of 40%. The Compensation and Nominating Committee elected to pay the 2022 Performance Program in RSUs, which were issued in 2023.

2022 Long-Term Incentive Program

In February 2022, the Compensation and Nominating Committee approved a long-term incentive program (the “2022 LTI Program”). The 2022 LTI Program consisted of RSUs with a three-year vesting period with 40% vesting on the second anniversary of the grant date and the remaining 60% vesting over the remaining vesting period ending on the third anniversary of the grant date.

CEO Retention Grants

Separately from the above programs, in order to properly incentivize and ensure the retention of Mr. Phillips, the Compensation and Nominating Committee made the following grants to Mr. Phillips:

•June 2020 - 93,530 PSUs tied to a commercial goal to be achieved by the end of 2022, and 124,320 RSUs with a three-year annual vesting period. The PSUs were forfeited in 2022 due to the performance goals not being achieved.

•May 2021 - 51,650 PSUs tied to one commercial goal and an additional 51,649 PSUs tied to one product development goal. Mr. Phillips has until the end of 2023 to achieve these goals. Mr. Phillips was also awarded 206,597 RSUs which started vesting January 2023 and vest monthly.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our NEOs for services rendered in all capacities during the noted periods. The fiscal years ended December 31, 2021 and December 31, 2022 are indicated below by “2021” and “2022,” respectively.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(5)		All Other Compensation ($)		Total ($)
Jack Phillips, President and CEO	2022	595,000	(1)	1,499,707		—		2,094,707
	2021	595,000	(2)	2,186,207	(3)	108,015	(4)	2,889,222

Steve Reichling, former CFO(6)	2022	349,808		353,194		—		703,002
	2021	340,000		1,265,602		—		1,605,602

Larry Mertz, CTO(7)	2022	329,231		137,343		—		466,574

(1)Mr. Phillips made deferred elections pursuant to the Deferred Compensation Plan whereby Mr. Phillips elected to defer 40% of his 2022 annual base salary in the amount of $238,000, which was included in the Salary column. Unrealized investment loss credited to Mr. Phillips’ account in the Deferred Compensation Plan was $210,757 and is not included in the Salary column. Investment income credited to Mr. Phillips’ account in the Deferred Compensation Plan was $60,062 and is not included in the Salary column. See “Compensation Overview - Nonqualified Deferred Compensation Plan” for additional information.
(2)Mr. Phillips made deferred elections pursuant to the Deferred Compensation Plan whereby Mr. Phillips elected to defer 70% of his 2021 annual base salary in the amount of $416,500, which was included in the Salary column. Unrealized investment gains credited to Mr. Phillips’ account in the Deferred Compensation Plan was $38,080 and is not included in the Salary column. Investment income credited to Mr. Phillips’ account in the Deferred Compensation Plan was $28,986 and is not included in the Salary column. See “Compensation Overview - Nonqualified Deferred Compensation Plan” for additional information.
(3)During 2021, 103,299 PSUs were granted to Mr. Phillips, which are subject to performance conditions. On the grant date, the performance conditions were not deemed probable and, therefore, the grant date value of the PSUs is not included in the “Stock Awards” column. The grant date value of the PSUs assuming that the highest level of performance conditions will be achieved was $732,390 (target level of performance as there are no threshold or maximum payout amounts).
(4)The amounts reflect the aggregate value of housing and relocation expenses during the year.
(5)The amount reflects the aggregate grant date fair value of RSU awards during each year calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to the financial statements set forth in the Annual Report. See “Compensation Overview” and 2022 Outstanding Equity Awards at Fiscal Year-End” for additional information regarding awards granted in 2021 and 2022.
(6)Mr. Reichling resigned as CFO of the Company, effective March 31, 2023.
(7)Mr. Mertz was appointed as the Company’s CTO, effective June 23, 2022.

2022 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by the NEOs at December 31, 2022:

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable (#)	Number of securities underlying unexercised options (#) unexerciable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)
Jack Phillips	8/6/2019	833,278	416,639	(1)	17.00	8/6/2029	—		—	—		—
Jack Phillips	1/1/2020	25,268	—		16.90	1/1/2030	—		—	—		—
Jack Phillips	2/1/2020	—	—		—	—	30,000	(2)	21,300	—		—
Jack Phillips	6/22/2020	—	—		—	—	62,160	(3)	44,134	—		—
Jack Phillips	5/20/2021	—	—		—	—	206,597	(4)	146,684	—		—
Jack Phillips	5/20/2021	—	—		—	—	—		—	103,299	(5)	73,342
Jack Phillips	4/4/2022	—	—		—	—	886,060	(6)	630,523	—		—
Steve Reichling	2/26/2014	16,161	—		14.92	2/26/2024	—		—	—		—
Steve Reichling	4/2/2015	3,588	—		22.92	4/2/2025	—		—	—		—
Steve Reichling	3/18/2016	3,296	—		12.49	3/18/2026	—		—	—		—
Steve Reichling	3/18/2016	30,000	—		12.49	3/18/2026	—		—	—		—
Steve Reichling	2/23/2017	7,836	—		24.45	2/23/2027	—		—	—		—
Steve Reichling	2/23/2017	15,000	—		24.45	2/23/2027	—		—	—		—
Steve Reichling	8/17/2017	5,000	—		22.40	8/17/2027	—		—	—		—
Steve Reichling	3/7/2018	8,032	—		25.95	3/7/2028	—		—	—		—
Steve Reichling	3/7/2018	16,000	4,000	(7)	25.95	3/7/2028	—		—	—		—
Steve Reichling	1/1/2019	16,604	—		11.50	1/1/2029	—		—	—		—
Steve Reichling	1/1/2019	44,873	14,957	(8)	11.50	1/1/2029	—		—	—		—
Steve Reichling	1/1/2020	12,634	—		16.90	1/1/2030	—		—	—		—
Steve Reichling	3/24/2020	20,118	—		5.93	3/24/2030	—		—	—		—
Steve Reichling	3/24/2020	26,825	40,236	(9)	5.93	3/24/2030	—		—	—		—
Steve Reichling	3/13/2021	—	—		—	—	113,265	(4)	80,418	—		—
Steve Reichling	4/4/2022	—	—		—	—	190,299	(6)	135,112	—		—
Larry Mertz	5/20/2021	33,334	66,666	(10)	7.09	5/20/2031	—		—	—		—
Larry Mertz	5/20/2021	—	—		—	—	20,000	(11)	14,200	—		—
Larry Mertz	5/20/2021	—	—		—	—	5,671	(11)	4,026	—		—
Larry Mertz	4/4/2022	—	—		—	—	71,642	(6)	50,866	—		—

(1)Option award vested 40% on August 6, 2021, and the balance vests monthly in 36 equal installments beginning on September 6, 2021 and ending on August 6, 2024.
(2)RSUs vest in equal annual amounts on each anniversary of the grant date over five years, beginning on February 1, 2021 and ending on February 1, 2025.
(3)RSUs vest in equal annual amounts on each anniversary of the grant date over three years, beginning on June 22, 2021 and ending on June 22, 2023.
(4)RSUs vest in equal monthly amounts beginning January 13, 2023 and ending on December 13, 2023.
(5)The number of PSUs is based upon achieving the target level of performance as there are no threshold or maximum payout amounts. PSUs will vest if the performance goals determined by the Company's Compensation and Nominating Committee are achieved or exceeded on or before December 31, 2023. Any unachieved goals will result in the PSUs being forfeited. Each vested PSU will be settled in one share of the Company’s common stock. As of December 31, 2022, none of the PSUs were considered probable.
(6)RSU award vests 40% on April 4, 2024, and the balance vests on April 4, 2025.
(7)Option award vests in equal annual amounts on each anniversary of the grant date over five years, beginning on March 7, 2019 and ending on March 7, 2023.
(8)Option award vests 50% on January 1, 2021; 25% on January 1, 2022; and 25% on January 1, 2023.
(9)Option award vests in equal annual amounts on each anniversary of the grant date over five years, beginning on March 24, 2021 and ending on March 24, 2025.

(10) Option award vests in equal annual amounts on each anniversary of the grant date over three years, beginning on May 20, 2022 and ending May 20, 2024.
(11) RSUs vest in equal annual amounts on each anniversary of the grant date over three years, beginning on May 20, 2022 and ending May 20, 2024.

Potential Payments Upon Termination or Change-in-Control

The Company has entered into salary continuation, severance or similar agreements or arrangements with Mr. Phillips. Under Mr. Phillips’ current employment agreement (the “Phillips Employment Agreement”), all unvested equity awards accelerate upon the closing of a transaction resulting in a Change of Control (as defined in the Phillips Employment Agreement), notwithstanding anything in the Company’s incentive plans to the contrary. Pursuant to the Phillips Employment Agreement, if the Company terminates Mr. Phillips without Cause (as defined in the Phillips Employment Agreement) or Mr. Phillips terminates his employment for Good Reason (as defined in the Phillips Employment Agreement) prior to a Change of Control (as defined in the Phillips Employment Agreement), Mr. Phillips will receive a severance payment equal to the sum of: (i) 12 months of his then base salary and (ii) his average earned under the Company’s annual cash incentive program over the term of his employment, plus a pro-rated amount under the Company’s annual cash incentive program for the year in which termination occurs. In addition, if the Company terminates Mr. Phillips without Cause or Mr. Phillips terminates his employment for Good Reason during the 12-month period following a Change of Control, Mr. Phillips will receive a severance payment equal to the sum of: (i) 18 months of his then base salary and (ii) 18 times the monthly amount that is charged to COBRA qualified beneficiaries for the same medical coverage options elected by Mr. Phillips immediately prior to his last day of employment, plus a pro-rated amount under the Company’s annual cash incentive program for the year in which termination occurs.

Certain option awards previously granted to Mr. Reichling provided for accelerated vesting upon the occurrence of certain change of control and other events. However, all such option awards have already vested as of December 31, 2019.

Executive Arrangements

Phillips

On January 31, 2020, Mr. Phillips entered into the Phillips Employment Agreement with the Company in connection with his appointment as Chief Executive Officer and President of the Company, effective February 1, 2020. The Phillips Employment Agreement superseded and replaced Mr. Phillips’ prior employment agreement with the Company entered into on August 6, 2019 (the “Prior Phillips Employment Agreement”) relating to his employment as Chief Operating Officer of the Company. Unless terminated earlier in accordance with the terms of the Phillips Employment Agreement, Mr. Phillips’ employment as Chief Executive Officer and President of the Company was to continue until February 1, 2022 and automatically renews for additional one-year periods unless either the Company or Mr. Phillips provides notice prior to the end of the then-current term. Pursuant to the Phillips Employment Agreement, Mr. Phillips is entitled to an annual base salary of $595,000. Mr. Phillips was also granted 50,000 RSUs, which vest in equal annual amounts on each anniversary of the grant date over five years. Beginning January 1, 2020, Mr. Phillips is eligible to earn an annual cash bonus equal to 100% of Mr. Phillips’ base salary as of the first day of the calendar year, with the opportunity to earn up to (but not exceed) 150% of Mr. Phillips’ base salary as of the first day of the calendar year. Beginning January 1, 2021, Mr. Phillips is also eligible to receive stock options, performance shares and other awards under the Company’s incentive plan; provided that, for the 2021 calendar year, Mr. Phillips was to receive an equity award grant equal to 400% of his then base salary consisting of an award mix of 50% non-qualified stock options and 50% performance shares. However, the Compensation and Nominating Committee and Mr. Phillips agreed instead for 2021 that Mr. Phillips would receive an award mix of one-third performance shares and two-thirds RSUs. For information regarding potential payments to Mr. Phillips upon termination or change-in-control pursuant to the Phillips Employment Agreement, see “- Potential Payments Upon Termination or Change-in-Control.”

Pursuant to the Prior Phillips Employment Agreement, among other things, Mr. Phillips was paid an annual base salary of $495,000 for his role as Chief Operating Officer of the Company. Additionally, Mr. Phillips received a signing bonus of $100,000 and was entitled to reimbursement of up to $200,000 of expenses incurred in connection with his relocation and reimbursement for reasonable and customary temporary housing costs. Mr. Phillips was also granted an option to purchase 1,249,917 shares of the Company’s Common Stock at an exercise price equal to

$17.00 per share, which was equal to the closing price of the Company’s Common Stock on the date of grant. The option was issued with the following vesting schedule: 40% vests on the second anniversary of the date of grant, and the remaining 60% vests in 36 equal monthly installments over the subsequent 36 months.

Reichling

Mr. Reichling was appointed as the Company’s CFO on August 10, 2012 and accepted an offer letter with the Company on August 10, 2012 (the “Reichling Offer Letter”). Pursuant to the Reichling Offer Letter, Mr. Reichling was granted an option to purchase 200,000 shares of the Company’s Common Stock at an exercise price equal to $2.98 per share, which was equal to the closing price of the Company’s Common Stock on the date of grant. The option award was issued pursuant to the Company’s 2004 Omnibus Stock Option Plan, as amended, and is fully vested. Mr. Reichling was also provided with a $70,000 budget to be used towards relocation and temporary living arrangements. In his capacity as CFO, Mr. Reichling’s annual base salary was increased to $340,000 beginning in 2019 following an internal assessment of CFO base salaries at similarly sized medical technology companies. Mr. Reichling was also eligible for annual cash performance bonuses (which may be paid as equity awards), as well as long-term incentive equity awards. On March 9, 2023, Mr. Reichling notified the Company of his decision to resign as CFO of the Company, effective March 31, 2023.

Mertz

Mr. Mertz was appointed as the Company’s CTO on June 23, 2022. Mr. Mertz is paid a base salary of $336,192 per year. Mr. Mertz is entitled to participate in the Company’s annual incentive programs and the annual long-term incentive programs.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (“CAP”) and the Company’s financial performance:

Year	Summary Compensation Table Total for PEO(1)(2) ($)	Compensation Actually Paid to PEO(3) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)(2) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5) ($)	Net Loss ($) (in thousands)
2022	2,094,707	(1,645,887)	516,482	(167,649)	9	(62,493)
2021	2,889,222	682,527	1,479,098	757,146	69	(77,702)

1.In both 2022 and 2021, Jack Phillips was the Principal Executive Officer (“PEO”) and the remaining NEOs consisted of Steven Reichling and Ron Price for 2021, and Steven Reichling and Larry Mertz for 2022.
2.Represents total compensation reported in the Summary Compensation Table, which includes the grant date fair value of stock awards calculated in accordance with ASC Topic 718.
3.In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO’s total compensation for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for PEO ($)	Less: Reported Value of Equity Awards(i) ($)	Equity Award Adjustments(ii) ($)	Compensation Actually Paid to PEO ($)
2022	2,094,707	1,499,707	(2,240,887)	(1,645,887)
2021	2,889,222	2,186,207	(20,488)	682,527

i.Represents the grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
ii.The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (a) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (b) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (c) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (d) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (e) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (f) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

The amounts deducted or added in calculating the equity award adjustments are as follows, as described above in footnote (ii):

Year	Year End Fair Value of Equity Awards Granted in the Applicable Year and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	626,970	(2,183,200)	—	(684,657)	—	—	(2,240,887)
2021	1,078,436	(977,956)	0	(120,968)	—	—	(20,488)

4.In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the NEOs as a group (excluding our PEO) for each year to determine the average CAP to the NEOs as a group (excluding our PEO), using the same methodology described above in footnote (3):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Less: Average Reported Value of Equity Awards(i) ($)	Average Equity Award Adjustments(ii) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	516,482	207,827	(476,303)	(167,649)
2021	1,479,098	1,189,098	467,146	757,146

iii.Represents the grant date fair value of equity awards reported in the “Stock Awards” in the Summary Compensation Table for the applicable year.
iv.The amounts deducted or added in calculating the equity award adjustments are provided below:

Year	Average Year End Fair Value of Equity Awards Granted in the Applicable Year and Unvested at Year End ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2022	61,643	(490,896)	20,374	(67,424)	—	—	(476,303)
2021	567,944	(125,151)	—	24,353	—	—	467,146

5.Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. See additional inputs provided below.

Pay vs. Performance Narrative Disclosure

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table on CAP and each of TSR and net loss.

We do not utilize TSR or net loss in our compensation programs. However, we do utilize several other performance measures to align compensation with our performance. As described in more detail above, part of the compensation our NEOs are eligible to receive consists of annual and long-term bonuses that are designed to provide appropriate incentives to our NEOs to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals, subject to certain employment criteria. Additionally, we view RSUs as an integral part of our executive compensation program, as related to Company performance although not directly tied to TSR, because they provide value only if the market price of our Common Stock increases, and if the executive officer continues in our employment over the vesting period. These equity awards strongly align our executive officers’ interests with those of our Shareholders by providing a continuing financial incentive to maximize long-term value for our Shareholders and by encouraging our executive officers to continue in our employment for the long-term.

From 2021 to 2022, our CAP for Mr. Phillips and the NEOs as a group (excluding Mr. Phillips) decreased. These decreases were primarily in connection with the decrease in the Company’s stock price year over year, which is also generally reflected in the decrease in TSR during such periods.

With respect to net income (loss), we have not reached the stage of profitability and have received limited revenue from sales of our products. As a result, we do not believe there is any meaningful relationship between our net income (loss) and CAP to our NEOs during the periods presented.

Director Compensation

Directors who are also employees of the Company (including Mr. Phillips) do not receive any separate compensation in connection with their Board service, and we do not pay cash fees to any of our directors. Our non-employee directors generally receive a non-qualified initial stock option award upon joining the Board, which is calculated using a pre-determined formula and vests 20% per year over a five-year period, beginning on the first anniversary of the date of the director’s election to the Board. Non-employee directors also receive annual equity awards with a nominal value of $60,000. All equity awards vest after 12 months, unless a non-employee director in good standing leaves prior to 12 months, in which case the vesting is pro-rated based on the number of months served following the date of grant. We compensate our non-employee directors solely with equity in keeping with our overall goal of preserving cash. In addition, we believe larger equity awards, rather than cash fees, align our director incentives with the interests of our shareholders. We reimburse non-employee directors for reasonable expenses related to their Board service.

In 2022, all non-employee directors received their annual compensation in the form of a RSU award. Additionally, pursuant to the Director Equity Deferral Program adopted by the Board, a director may elect to defer the payment of 100% of the RSU award until the first to occur of: (a) the date on which the director ceases to be a member of the Board; (b) the date specified by the director in writing; or (c) the date of the closing of a transaction that results in a Change of Control (as defined in the 2022 Incentive Plan) as long as such Change of Control constitutes a “change in control event” as defined in Section 409A of the Code.

The following table sets forth the compensation of our directors for serving as our directors for the year ended December 31, 2022:

Name	Stock Awards (1) ($)		Total ($)
Thomas D. Brown	45,569	(2)	45,569
Wayne Burris	84,035	(3)(4)	84,035
Louise L. Francesconi	45,569	(5)	45,569
Hany Massarany	45,569	(5)	45,569
Mark C. Miller(6)	45,569	(2)	45,569
John Patience	45,569	(2)	45,569
Jack Schuler	45,569	(5)	45,569
Matthew W. Strobeck, Ph.D.	45,569	(2)	45,569
Frank J.M. ten Brink(7)	45,569	(5)	45,569
Charles Watts, M.D.	45,569	(5)	45,569

(1)The amount reflects the aggregate grant date fair value of RSU awards calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to the financial statements set forth in the Annual Report.
(2)Includes 75,949 RSUs which vest on May 31, 2023. Pursuant to the Company’s Director Equity Deferral Program described above, recipient elected to defer receipt of the RSUs to such time that is within 30 days following departure from the Board.
(3)Includes new director grant of 41,958 RSUs which vest in equal annual installments on each anniversary of the grant date over five years, beginning on May 31, 2023 and ending on May 31, 2027.
(4)Includes 98,101 RSUs which vest on May 31, 2023. Pursuant to the Company’s Director Equity Deferral Program described above, recipient elected to defer receipt of the RSUs to such time that is within 30 days following departure from the Board.
(5)Includes 75,949 RSUs which vest on May 31, 2023.
(6)Mr. Miller retired from the Board on February 21, 2023.
(7)Mr. ten Brink retired from the Board on February 22, 2023.

As of December 31, 2022, our non-employee directors held unvested RSUs and options to purchase the following number of shares of Common Stock:

Name	Option Awards	Stock Awards
Thomas D. Brown	117,596	75,949	*
Wayne Burris	—	140,059	**
Louise L. Francesconi	92,894	75,949
Hany Massarany	125,044	75,949
Mark C. Miller	179,474	80,345	*
John Patience	112,701	75,949	*
Jack Schuler	104,520	75,949
Matthew W. Strobeck, Ph.D.	157,371	75,949	*
Frank J.M. ten Brink	291,382	75,949
Charles Watts, M.D.	104,365	75,949

*    Pursuant to the Company’s Director Equity Deferral Program described above, grantee elected to defer receipt of the RSUs to such time that is within 30 days following departure from the Board.
**     Pursuant to the Company’s Director Equity Deferral Program described above, grantee elected to defer receipt of 98,101 of the RSUs to such time that is within 30 days following departure from the Board.

Equity Compensation Plan Information

The table set forth below presents the securities authorized for issuance with respect to compensation plans under which equity securities are authorized for issuance as of December 31, 2022:

Equity Compensation Plan
Plan category	Number of securities to be issued upon exercise of outstanding options and release of restricted stock units		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the 1st column)(3)
Equity compensation plans approved by security holders	9,764,081	(2)	$14.60	7,021,378
Equity compensation plans not approved by security holders	—		—	—
Total	9,764,081		$14.60	7,021,378

(1)Shares of Common Stock issuable upon vesting of RSUs and PSUs have been excluded from the calculation of the weighted average exercise price because they have no exercise price.
(2)Represents 5,408,661 shares of Common Stock subject to outstanding stock options and 4,355,420 shares of Common Stock that may be issued upon vesting of outstanding RSUs and PSUs (assuming the maximum performance level for PSUs).
(3)Includes 6,939,117 as part of the 2022 Incentive Plan and 82,261 as part of the Company’s Employee Stock Purchase Plan (ESPP). On February 21, 2023, the Company terminated the ESPP and retired available shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 22, 2023 of (i) each NEO, each member of our Board and each director nominee; (ii) all executive officers and directors as a group; and (iii) each person known to the Company to be the beneficial owner of more than 5% of our Common Stock. We deem shares of our Common Stock that may be acquired by an individual or group within 60 days of March 22, 2023, including pursuant to the exercise of options or warrants, the conversion of convertible securities or vesting of RSUs, to be outstanding for the purpose of computing the percentage ownership of such individual or group, but these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 101,486,745 shares of Common Stock outstanding on March 22, 2023.

The information as to beneficial ownership was either (i) furnished to us by or on behalf of the persons named or (ii) determined based on a review of the beneficial owners’ Schedules 13D/G and Section 16 filings with respect to our Common Stock. Unless otherwise indicated, the business address of each person listed is c/o Accelerate Diagnostics, Inc., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class
Named Executive Officers and Directors:
Thomas D. Brown(1)	199,305	*
Wayne C. Burris(2)	—	*
Louise L. Francesconi(3)	77,074	*
Hany Massarany(4)	98,775	*
Marran H. Ogilvie(5)	—	*
John Patience(6)	6,922,865	6.8%
Jack Phillips(7)	1,574,027	1.5%
Jenny Regan(8)	—	*
Jack Schuler(9)	23,807,276	22.4%
Matthew W. Strobeck, Ph.D.(10)	2,409,759	2.4%
Charles Watts, M.D.(11)	104,365	*
Steve Reichling(12)	419,584	*
Larry Mertz(13)	595,842	*
All executive officers and directors as a group (11 persons)(14)	35,789,288	33.0%

*Represents less than 1% of our issued and outstanding Common Stock.

(1)Mr. Brown is a director of the Company but will not be standing for re-election at the Annual Meeting. Amount includes 46,541 shares of Common Stock held directly and 152,764 shares of Common Stock that are issuable to him upon exercise of options that are vested or vest within 60 days of March 22, 2023.
(2)Mr. Burris is a director of the Company.
(3)Ms. Francesconi is a director of the Company. Amount includes 77,074 shares of Common Stock that are issuable to her upon exercise of options that are vested or vest within 60 days of March 22, 2023.
(4)Mr. Massarany is the Chairman of the Board. Amount includes 30,000 shares of Common Stock held by the Massarany Family Trust dated November 15, 2012 and 68,775 shares of Common Stock that are issuable to him upon exercise of options that are vested or vest within 60 days of March 22, 2023.
(5)Ms. Ogilvie is a director nominee not currently serving on the Board.
(6)Mr. Patience is a director of the Company. Amount includes 4,365,585 shares held by the John Patience Trust dated 7/23/1993, 2,140,462 shares held by Patience Enterprises LP, 39,411 shares held by the John Patience and 264,706 shares held by Ventana Charitable Foundation. Mr. Patience has sole voting and dispositive power with respect to the shares held by the John Patience Trust dated 7/23/1993, Patience Enterprises LP and the Ventana Charitable Foundation. Mr. Patience disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Amount also includes 112,701 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 22, 2023.

(7)Mr. Phillips is a director of the Company and is the Company’s President and CEO. Amount includes 473,589 shares of Common Stock held directly and 1,100,438 shares of Common Stock that are issuable to him upon exercise of options or release of RSUs that are vested or vest within 60 days of March 22, 2023. Amount does not include 55,586 shares of Common Stock held by the John J. Phillips Investment Irrevocable Trust, dated July 31, 2019, for which a third-party serves as the trustee. Mr. Phillips does not have voting or dispositive power with respect to the shares held by the trust.
(8)Ms. Regan is a director nominee not currently serving on the Board.
(9)Mr. Schuler is a director of the Company. Amount includes 18,737,047 shares held by the Jack W. Schuler Living Trust (Mr. Schuler has sole voting and dispositive power with respect to such shares in his capacity as trustee of the trust); and 54,975 shares held by Renate Schuler (the spouse of Jack Schuler). Mr. Schuler disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Amount includes 104,520 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 22, 2023. Amount also includes 2,471,710 shares of Common Stock issuable to him upon exercise of the Schuler Warrant (as defined in this Proxy Statement) and 2,439,024 shares of Common Stock issuable to him within 60 days of March 22, 2023, upon the closing of the Private Placement (as defined in this Proxy Statement) pursuant to the current terms of the March 2022 Securities Purchase Agreement (as defined in this Proxy Statement). Amount does not include an aggregate of 3,964,843 shares of Common Stock issuable upon the conversion of 3,964,843 shares of Series A Preferred Stock held by three entities related to Mr. Schuler but that are not affiliates of his.
(10)Dr. Strobeck is a director of the Company. Amount includes 2,025,650 shares of Common Stock held directly, 206,828 shares held by Birchview Fund, LLC and 20,000 shares held as an UGMA Custodian for minor children (Dr. Strobeck has sole voting and dispositive power with respect to such shares in his capacity as the Managing Partner of such entity). Amount also includes 157,371 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 22, 2023.
(11)Dr. Watts is a director of the Company but will not be standing for re-election at the Annual Meeting. Amount includes options to purchase 104,365 shares of Common Stock issuable to him upon exercise of options that are vested or vest within 60 days of March 22, 2023.
(12)Mr. Reichling was serving as the Company’s CFO until April 1, 2023. Amount includes 142,370 shares of Common Stock held directly and 277,214 shares of Common Stock issuable to him upon exercise of options or the release of RSUs that are vested or vest within 60 days of March 22, 2023.
(13)Mr. Mertz is the Company’s CTO. Amount includes 516,339 shares of Common Stock held directly and 79,503 shares of Common Stock issuable to him upon exercise of options or the release of RSUs that are vested or vest within 60 days of March 22, 2023.
(14)Represents shares beneficially owned by the Company’s current executive officers and directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election at the 2023 Annual Meeting of Shareholders

The Board has nominated John Patience, Jack Phillips, Jack Schuler, Matthew W. Strobeck, Ph.D., Jenny Regan, Marran H. Ogilvie, Louise L. Francesconi, Hany Massarany, and Wayne Burris for election as directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. If elected, each of the directors will hold office as a director until our 2024 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the nominees recommended by our Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board expects that the nominees will be available to serve as directors. If any nominee becomes unavailable, however, the proxy holders intend to vote for any nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of John Patience, Jack Phillips, Jack Schuler, Matthew W. Strobeck, Ph.D., Jenny Regan, Marran H. Ogilvie, Louise L. Francesconi, Hany Massarany, and Wayne Burris.

Vote Required and Board Recommendation

Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast at a meeting at which a quorum is present. The 9 persons receiving the greatest number of votes will be elected as directors. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will not be treated as votes cast, and therefore will have no effect on the outcome of the proposal. Shareholders may not cumulate votes in the election of directors.

The Board recommends that shareholders vote FOR the election of each of John Patience, Jack Phillips, Jack Schuler, Matthew W. Strobeck Ph.D., Jenny Regan, Marran H. Ogilvie, Louise L. Francesconi, Hany Massarany, and Wayne Burris as directors of the Company.

PROPOSAL NO. 2

AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

The Company’s current Certificate of Incorporation authorizes the issuance of 205,000,000 shares of the Company’s capital stock, of which 200,000,000 shares are designated as Common Stock and 5,000,000 shares are designated as preferred stock. On April 14, 2023, the Board adopted and approved an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) to increase the total number of authorized shares of the Company’s capital stock to 455,000,000 shares, of which 450,000,000 shares are to be designated as Common Stock and 5,000,000 shares are to be designated as preferred stock, subject to Shareholder approval. The Board has declared the proposed Charter Amendment to be advisable and in the best interests of the Company and the Shareholders and has directed that the adoption and approval of the Charter Amendment be submitted to the Shareholders for their consideration at the Annual Meeting. The text of the proposed Charter Amendment is attached hereto as Appendix A.

This Proxy Statement also contains a proposal that would provide the Company with the ability to effect a reverse stock split. See “Proposal No. 4 - Amendment of the Certificate of Incorporation to Effect a Reverse Stock Split.” The amendment to effect a reverse stock split would, with respect to any increase in the number of authorized and unissued shares as described below, result in a relative increase in the number of authorized and unissued shares of Common Stock. For more information on the relative increase in the number of authorized shares of our Common Stock, see “Effect of the Amendment on the Number of Authorized Shares of our Common Stock” under “Proposal No. 4 - Amendment of the Certificate of Incorporation to Effect a Reverse Stock Split.”

Purpose and Background of the Proposed Charter Amendment

As of March 22, 2023, there were approximately 101,486,745 shares of Common Stock issued and outstanding, which does not include approximately: 5,338,820 shares of Common Stock issuable upon the exercise of outstanding options to purchase Common Stock; 3,673,314 shares of RSU awards which have not yet vested; 5,540,362 shares of Common Stock reserved for future issuance under the 2022 Incentive Plan; 3,954,546 shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock; 2,471,710 shares of Common Stock issuable upon the exercise of the Schuler Warrant; and 2,439,024 shares of Common Stock reserved for the sale of shares pursuant to the March 2022 Securities Purchase Agreement (as defined in this Proxy Statement). Based upon our issued and reserved shares of Common Stock, there are approximately 75,095,479 shares of Common Stock available for issuance in the future for other corporate purposes. If approved by the Shareholders, an additional 16,000,000 shares of Common Stock will be reserved for grant under the 2022 Incentive Plan. See “Proposal No. 3 – Amendment of the 2022 Incentive Plan” for additional information.

The purpose of the proposed Charter Amendment is to allow the Company to have a sufficient number of shares of authorized and unissued Common Stock:

•in order to be able to restructure the Company’s outstanding 2.50% Convertible Senior Notes due 2023 (the “Old Convertible Notes”), including to be able to reserve for issuance shares of Common Stock that would be issuable upon conversion of a new series of convertible notes (the “New Convertible Notes”) that are proposed to be issued in connection with such restructuring along with the related transactions described below (the “Restructuring”); and

•for the issuance of additional shares of Common Stock for such other corporate purposes as may, from time to time, be considered advisable by the Board (“General Purposes Shares”).

The Old Convertible Notes became due on March 15, 2023. As of that date, there were approximately $57.3 million of Old Convertible Notes outstanding, inclusive of accrued and unpaid interest. The Company has not paid the principal or accrued but unpaid interest due to the holders of the Old Convertible Notes. The New Convertible Notes proposed to be issued to the holders of the Old Convertible Notes in satisfaction of claims thereunder and additional funding in the amount of $10.0 million, are expected to have a term of 3.5 years. The issuance of the New Convertible Notes is therefore expected to provide the Company with significantly more financial flexibility. The Company currently expects to issue up to approximately $67.3 million aggregate principal amount of New Convertible Notes plus additional New Convertible Notes in respect of interest accrued on the Old Convertible Notes from March 15, 2023. The New Convertible Notes, if issued, would be convertible into up to approximately

93.5 million shares of Common Stock without giving effect to interest accrued on the Old Convertible Notes since March 15, 2023 at a conversion price of approximately $0.72 per share, subject to adjustment, and would bear interest at a rate of 5% per annum, payable in kind. The interest on the New Convertible Notes would be convertible into up to approximately 18,000,000 shares of Common Stock if held to maturity. The conversion price is subject to adjustment based on the difference between the 31 to 90 day volume-weighted average price, subject to a cap of $0.83 per share. The foregoing amounts are based on the amount of principal and accrued but unpaid interest on the Old Convertible Notes as of March 15, 2023 and the final amounts will be adjusted based on interest accrued on the Old Convertible Notes after March 15, 2023.

The Company expects that the holders of the Old Convertible Notes will, as a condition to their participation in the restructuring of the Old Convertible Notes, require the Company to enter into various arrangements with the Jack W. Schuler Living Trust (the largest shareholder of the Company and an entity affiliated with Jack W. Schuler, a director of the Company, the “Schuler Trust”) and related parties (the “Schuler Related Parties”). These arrangements are expected to include the following transactions and agreements.

•The prepayment by the Company of a secured promissory note issued by it to the Schuler Trust in an aggregate principal amount of $35.9 million (inclusive of accrued interest). To effect this prepayment, in lieu of cash, the Company would deliver to the Schuler Trust approximately 34,000,000 shares of Common Stock valued at $1.06 per share in accordance with the terms of an amendment to the secured promissory note.

•The fulfillment by the Schuler Trust of its obligations to purchase shares of Common Stock from the Company pursuant to the March 2022 Securities Purchase Agreement entered into by the Schuler Trust with the Company. The March 2022 Securities Purchase Agreement is expected to be amended in connection with the restructuring of the Old Convertible Notes to provide a purchase price of $0.82 per share of Common Stock. Pursuant to the amended securities purchase agreement, the Company would issue approximately 5,000,000 shares of Common Stock to the Schuler Trust for proceeds of $4.1 million.

•The entry by the Schuler Trust into an additional securities purchase agreement with the Company pursuant to which the Schuler Trust, at the option of the Company, will be required to either purchase approximately 14,000,000 shares of Common Stock from the Company for aggregate proceeds of $10.0 million or to backstop a public offering by the Company of Common Stock at market prices for proceeds of $10.0 million. Pursuant to this securities purchase agreement, if other investors purchase the full $10.0 million in the public offering, the Schuler Trust will have the right, but not the obligation, to purchase up to $10.0 million of additional shares of Common Stock at the public offering price for the backstopped offering.

•The conversion of 3,954,546 shares of Series A Preferred Stock of the Company held by certain Schuler Related Parties into a like number of shares of Common Stock of the Company.

We refer to these transactions and agreements, together with the issuance of the New Convertible Notes as described in the preceding paragraph, as the “Restructuring Transactions.”

The exact terms of the restructuring of the Old Convertible Notes are subject to the negotiation of definitive documentation among the Company, the holders of the Old Convertible Notes, the Schuler Trust and the other Schuler Related Parties. The final terms of the proposed New Convertible Notes, including the number of shares to be issuable upon conversion thereof, and the final terms upon which the Schuler Secured Note is to be converted, the Schuler Trust’s purchase commitment pursuant to the existing March 2022 Securities Purchase Agreement is to be consummated and the terms of the additional securities purchase agreement, including the aggregate number of shares of Common Stock to be issued and the proceeds to be received by the Company from the Schuler Trust in connection therewith, may change from those described above. There is no guarantee the Company will be successful in restructuring the Old Convertible Notes or completing the Restructuring Transactions contemplated in connection therewith.

In addition to the shares of Common Stock that would be issuable in connection with the restructuring of the Old Convertible Notes, having the General Purpose Shares available for issuance in the future will give the Company greater flexibility and will allow the shares to be issued from time to time as determined by the Board and, unless otherwise required by NASDAQ rules or other applicable rules and regulations, without the expense and delay of a special shareholders’ meeting to approve the additional authorized capital stock. The corporate purposes for which the Company may issue such General Purpose Shares could include, without limitation, issuances of Common Stock in connection with stock splits or stock dividends, issuances in connection with future acquisitions, issuances pursuant to equity awards granted under current or future equity compensation plans, issuances in connection with equity financings and issuances in connection with exchange transactions. There are currently no commitments or understandings with respect to the issuance of any General Purpose Shares that would be authorized by the proposed Charter Amendment.

Effect of Proposed Charter Amendment

The approval of this Proposal No. 2 is necessary in order for the Company to be able to restructure its obligations under the Old Convertible Notes. The restructuring of the Old Convertible Notes will give the Company significantly increased financial flexibility. If the Company’s obligations under the Old Convertible Notes are not restructured, the holders of such notes would likely seek to enforce their rights to payment thereunder. The Company does not currently have the financial resources to both satisfy claims in respect of the Old Convertible Notes and continue its ordinary course business activities. Any such action by the holders of the Old Convertible Notes could cause the Company to seek the protection of the United States Bankruptcy Court, which may harm our business, adversely affect our ability to retain key personnel, and result in a significant loss of value for our Shareholders.

The issuance of additional shares of Common Stock in the future, however, may have the effect of diluting earnings or loss per share, as well as the ownership and voting rights of the holders of our then-outstanding Common Stock. In addition, while the increase in the authorized number of shares of Common Stock is not designed to deter or prevent a change of control, under some circumstances we could use the additional authorized shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by, for example, issuing those shares in private placements to purchasers who might side with our Board in opposing a hostile takeover bid. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in our authorized shares of Common Stock be used as a type of anti-takeover device.

Rights of Additional Authorized Shares

Any authorized shares of Common Stock, if and when issued, would be part of our existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock then-outstanding. The holders of Common Stock have no preemptive rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future.

Implementing the Proposed Charter Amendment

If approved by the Shareholders at the Annual Meeting, the proposed Charter Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which filing is expected to occur promptly after the Annual Meeting.

Vote Required and Board Recommendation

Pursuant to applicable Delaware law, approval of the Charter Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes will have the same effect as a vote cast against the proposal.

The Board recommends that the Shareholders vote FOR Proposal 2.

PROPOSAL NO. 3

AMENDMENT OF THE 2022 INCENTIVE PLAN

General

On May 12, 2022, the Company’s shareholders approved the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan (the “2022 Incentive Plan”). The 2022 Incentive Plan provides for the grant of nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, stock grants, stock units, performance units, performance shares and performance cash awards.

On April 14, 2023 (the “Effective Date”), the Board adopted, subject to shareholder approval, the First Amendment to the 2022 Incentive Plan (the “First Amendment”). If approved by the Shareholders, the First Amendment will increase the number of shares of Common Stock reserved and available for grant under the 2022 Incentive Plan by 16,000,000 shares. We anticipate that the adoption of the First Amendment and the additional 16,000,000 shares we are requesting to be reserved for grant under the 2022 Incentive Plan will allow the Compensation and Nominating Committee to grant awards for the next 3 years, although this could change based on various factors.

The Board believes the First Amendment is necessary because the Company exceeded its planned usage of shares in 2022, primarily due to granting equity awards at a lower average share price than anticipated. The Board believes that the Company’s success is due to its talented workforce and that its future success partially depends on the Company’s continued ability to recruit, hire, and retain the talent required to successfully execute the Company’s business plans. The ability to grant equity awards under the 2022 Incentive Plan is a critical tool in the Company’s efforts to achieve this objective.

As of the Effective Date, the total number of shares of Common Stock remaining available for grant under the 2022 Incentive Plan was approximately 5,540,362 shares.

Our burn rate for the last three years (the “Burn Rate”), which we define as the total number of shares subject to awards granted in a calendar year expressed as a percentage of our weighted average shares outstanding, was 5.2% for 2022, 5.0% for 2021, and 4.4% for 2020, and the average Burn Rate over the last three years was 4.9%. The Board believes the potential dilution from equity issuances to be made under the 2022 Incentive Plan, approval of the First Amendment, and our historical Burn Rate is reasonable and that approval of the First Amendment is in the best interests of our Shareholders as it allows us to continue awarding equity incentives, which are an important component of our overall compensation program.

The closing price of our Common Stock, as reported on The Nasdaq Capital Market on April 19, 2023, was $0.68 per share. If the First Amendment is approved by our Shareholders, we anticipate filing a Form S-8 registration statement with the SEC shortly after the Annual Meeting to register the shares authorized for issuance under the First Amendment.

Set forth below is a summary of the principal provisions of the 2022 Incentive Plan, as amended by the proposed First Amendment. The summary is qualified by reference to the full text of 2022 Incentive Plan, as amended by the proposed First Amendment, which is attached to this Proxy Statement as Appendix B.

Summary of 2022 Incentive Plan Features

Purpose

The Board believes that the 2022 Incentive Plan promotes the success and enhances the value of the Company by aligning the interests of participants in the 2022 Incentive Plan with those of the Company’s Shareholders and by providing those individuals with an incentive for outstanding performance to generate significant returns for the Company’s Shareholders. The Board also believes that the flexible terms and conditions of the 2022 Incentive Plan, which permit the grant of various forms of equity awards with a variety of terms and conditions, allow the Company to attract, retain and motivate individuals upon whose judgment, interest and effort the successful conduct of the Company’s operation is largely dependent.

Administration

The 2022 Incentive Plan is administered by the Compensation and Nominating Committee (“Committee”) or, with respect to non-employee directors, the Board. The Committee shall at all times consist of at least two (2) individuals, each of whom qualifies as: (a) a “non-employee director” as defined in Rule 16b 3(b)(3) of the General Rules and Regulations of the Exchange Act; and (b) “independent” for purposes of the NASDAQ Listing Rules, in each case, as each such rule or regulation is in effect from time to time. The Committee, by majority action, is authorized to interpret the 2022 Incentive Plan, to prescribe, amend, and rescind rules and regulations relating to the 2022 Incentive Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary for the administration of the 2022 Incentive Plan, to the extent they are not contrary to express provisions of the 2022 Incentive Plan.

The Committee has the authority, without limitation, to: (a) designate participants to receive awards; (b) determine the type or types of awards and the times when awards are to be granted to each participant; (c) determine the number of awards to be granted and the number of shares of Common Stock to which an award will relate; (d) determine the terms and conditions of any award, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; (e) determine whether, to what extent, and in what circumstances an award may be settled in, or the exercise price of an award may be paid in, cash, Common Stock, other awards, or other property, or whether an award may be cancelled, forfeited, exchanged or surrendered; (f) prescribe the form of each award agreement, which need not be identical for each participant; (g) decide all other matters that must be determined in connection with an award; (h) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the 2022 Incentive Plan; (i) amend or modify any outstanding award to the extent the terms of such award are within the power and authority of the Committee as provided under the 2022 Incentive Plan; (j) interpret the terms of, and determine any matter arising pursuant to, the 2022 Incentive Plan or any award agreement and correct any defects and reconcile any inconsistencies in the 2022 Incentive Plan or any award agreement; and (k) make all other decisions or determinations that may be required pursuant to the 2022 Incentive Plan or an award agreement as the Committee deems necessary or advisable to administer the 2022 Incentive Plan.

The Committee may, in its discretion, delegate to the CEO, in writing, the power and authority to grant awards to employees (other than to employees who are or may become upon hiring employees subject to Section 16 of the Exchange Act) to expedite the hiring process or to retain talented employees. The Committee’s delegation to the CEO may be revoked or modified at any time. Any such delegation must be consistent with applicable law and shall be subject to such restrictions or limitations as may be imposed by the Committee.

Stock Subject to the 2022 Incentive Plan

If the First Amendment is approved by the Shareholders, the total number of shares of Common Stock reserved and available for grant pursuant to the 2022 Incentive Plan shall be 21,500,000 shares, plus the number of shares of Common Stock that remain available or, as described in Section 4.2 of the 2022 Incentive Plan otherwise become available, for grant under the terms of the Company’s 2012 Omnibus Equity Incentive Plan and all prior equity plans adopted by the Company at any time in the past.

The maximum number of shares of Common Stock that may be issued as incentive stock options under the 2022 Incentive Plan is the same numeric limitation set forth in the preceding sentence. Shares delivered pursuant to the 2022 Incentive Plan may consist of authorized but unissued Common Stock, treasury stock, or Common Stock purchased on the open market. The amount of Common Stock reserved for grants pursuant to the 2022 Incentive Plan is subject to adjustment in the event of certain changes in capital structure as described below under “Adjustment Provisions.”

If any award granted under a Prior Plan (as defined in the 2022 Incentive Plan) terminates, expires, lapses for any reason, any Common Stock subject to or surrendered for such award will again be available for grant under the 2022 Incentive Plan. The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of Common Stock available for grant by the entire number of shares of Common Stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of Common Stock will be issued upon such an exercise. Common Stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the 2022 Incentive Plan. Awards that are settled in cash will not be charged against the number of shares available for grant.

The aggregate grant date fair value of awards (including share-based and cash-based awards) that may be granted under the 2022 Incentive Plan to a non-employee director, plus the aggregate amount of all cash payments made to such non-employee director, for service as director during any fiscal year may not exceed $500,000. For the avoidance of doubt, any compensation that is deferred shall be counted toward this annual director compensation limit during the year in which it is first earned.

Eligibility

All employees, officers, directors, and certain consultants and advisers to the Company or its subsidiaries are eligible to participate in the 2022 Incentive Plan. We currently have 166 employees and 9 non-employee directors, although we expect that awards will be generally limited to approximately 157 employees and 9 non-employee directors, and under unique circumstances a consultant or advisor (of whom there are currently 3 consultants and/or advisors eligible for equity awards).

Awards Available Under the 2022 Incentive Plan

Each of the following types of awards may be granted pursuant to the 2022 Incentive Plan:

•Stock Options. An option entitles the participant to purchase shares of Common Stock in the future at a specified price. The Committee may grant both incentive stock options and nonqualified stock options under the 2022 Incentive Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the Plan will be at least 100% of the fair market value of our Common Stock on the date of grant. Stock options may be exercised as determined by the Committee, but no option may be exercised more than 10 years from the date of grant. The Committee will determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, shares of Common Stock held for longer than six (6) months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Common Stock will be delivered or deemed delivered to participants. Special rules will apply to incentive stock options as provided in the 2022 Incentive Plan. A participant will have no rights as a shareholder with respect to options until the shares of Common Stock are actually issued in connection with the award.

•SARs. A SAR award gives the participant the right to share in the appreciation in value of one share of Common Stock. Appreciation is calculated as the excess, if any, of (i) the fair market value of a share of Common Stock on the date of exercise over (ii) the base value fixed by the Committee on the date of grant, which may not be less than the fair market value of a share of Common Stock on the date of grant. SARs are exercisable at such times and subject to such restrictions and conditions as the Committee approves, provided that no SAR may be exercised more than ten (10) years following the date of grant. The award agreement will specify whether the payment for the SARs shall be in cash, Common Stock of equivalent value, or in a combination thereof.

•Restricted Stock. A restricted stock award gives the participant the right to receive a specified number of shares of Common Stock at a purchase price determined by the Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the Common Stock and subject the Common Stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Committee. As a general rule, if the participant terminates employment (or service) during the period of restriction, any unvested restricted Common Stock will be forfeited.

•Restricted Stock Units. A restricted stock unit award gives the participant the right to receive Common Stock, a cash payment, or a combination thereof, equal to the fair market value of our Common Stock (determined as of a specified date) in the future, subject to certain restrictions and to the risk of forfeiture. Participants holding restricted stock units have no voting rights with respect to the shares of Common Stock subject to their restricted stock unit award prior to the issuance of such shares pursuant to the award. As a general rule, if the participant terminates employment (or service) during the period of restriction, any unvested restricted stock units will be forfeited.

•Stock Grant Awards. A stock grant award gives the participant the right to receive (or purchase at a price determined by the Committee), a designed number of shares of Common Stock free of any vesting restrictions. A stock grant award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant. The purchase price, if any, for a stock grant award shall be payable in cash or other form of consideration acceptable to the Committee.

•Stock Unit Awards. A stock unit award gives the participant the right to receive a designated number of shares of Common Stock, or a cash payment equal to the fair market value (determined as of a specified date) of a designated number of shares of Common Stock, in the future free of any vesting restrictions. A stock unit award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant.

•Performance Shares. A performance share award gives the participant the right to receive a specified number of shares of Common Stock if the participant achieves the performance goals specified by the Committee during a performance period specified by the Committee.

•Performance Units. A performance unit award gives the participant the right to receive a specified number of shares of Common Stock, a cash payment or a combination of Common Stock and cash, if the participant achieves the performance goals specified by the Committee during a performance period specified by the Committee.

•Performance Cash Awards. A performance cash award gives the participant the right to receive a cash payment if the participant achieves the performance goals specified by the Committee during a performance period specified by the Committee.

Restrictions

Except as described above, the Committee may impose such restrictions on any awards under the 2022 Incentive Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which our Common Stock is then listed and under any blue sky or state securities law applicable to the awards.

Change of Control

If a Change of Control occurs, the Board shall have the authority and discretion, but shall not have the obligation, to provide, in an award agreement or thereafter, that all or part of outstanding awards shall become fully exercisable and all or part of the restrictions on outstanding awards shall lapse. In addition, upon, or in anticipation of, a Change of Control, the Committee may: (a) cause all outstanding awards to be cancelled and terminated as of a specified date and give each participant the right to exercise such awards during a period of time as the Committee, in its sole discretion, shall determine, or (b) cause all outstanding awards to be cancelled and terminated as of a specified date in exchange for a payment or right to payment pursuant to the terms and conditions set forth in the Change of Control transaction documents. With respect to an award which the Company concludes is subject to (and not excepted from) the requirements of Section 409A, any actions taken by the Board in connection with a Change of Control shall be done in compliance with Section 409A of the Code.

Clawback of Awards

Every award issued under the 2022 Incentive Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or Company policy. By accepting an award, a participant agrees to return to the Company the full amount required by applicable law or Company policy.

Nontransferability

Unless otherwise determined by the Committee, no award granted under the 2022 Incentive Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, if applicable, until the termination of any restricted or performance period as determined by the Committee. The Committee shall have the authority to adopt a policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member.

A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death. If no beneficiary has been designated or survives the participant, payment will be made to the person entitled thereto under the participant’s will or the laws of descent and distribution. Subject to the foregoing, a participant may change or revoke a beneficiary designation at any time provided the change or revocation is filed with the Committee.

Adjustment Provisions

In the event of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any similar corporate transaction or event in respect of the Common Stock, the Committee shall, in its sole discretion and to the extent it deems equitable and appropriate to prevent dilution or enlargement of rights, make a proportionate adjustment in: (a) the number and class of shares of Common Stock made available for grant; (b) the numeric limits expressed in the 2022 Incentive Plan; (c) the number and class of and/or price of shares of Common Stock, units, or other rights subject to the then-outstanding awards; (d) the performance targets or goals appropriate to any outstanding awards; or (e) any other terms of an award that are affected by the event. Notwithstanding anything in the 2022 Incentive Plan to the contrary, in the event of any such transaction or occurrence, the Committee, in its sole discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustments made pursuant to the 2022 Incentive Plan shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of incentive stock options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

Replacement Awards

In the event of any corporate transaction in which the Company or a subsidiary acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which equity awards are then outstanding (the “Acquired Plan”), the Committee may make awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee. Any shares of stock authorized and available for issuance under the Acquired Plan shall, subject to adjustment as described above under “Adjustment Provisions,” be available for use in making awards under this 2022 Incentive Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent with the NASDAQ Listing Rules (or rules of any other exchange upon which our Common Stock is then traded), including, but not limited to, NASDAQ Listing Rule 5635(c), including IM-5635-1, as such Rules may be amended or replaced from time to time.

Amendment, Modification and Termination of the 2022 Incentive Plan

With the approval of the Board, the Committee may, at any time and from time to time, terminate, amend or modify the 2022 Incentive Plan. Any such action of the Committee is subject to the approval of the Shareholders to the extent required by law, regulation or the rules of any exchange on which our Common Stock is then listed, quoted or traded. Except as otherwise provided in the Plan, neither the Board nor the Committee may, without the approval of Shareholders: (a) increase the number of shares available for grant under the 2022 Incentive Plan; (b) permit the Committee to grant options or SARs with an exercise price or base value that is below fair market value on the date of grant; (c) permit the Committee to extend the exercise period for an option or SAR beyond ten (10) years from the date of grant; (d) amend the 2022 Incentive Plan to permit the Committee to reprice previously granted options; (e) amend the 2022 Incentive Plan to permit the Committee to reprice previously granted SARs, (f) extend the duration of the Plan, or (g) expand the type of awards available for grant under the Plan or expand the class of participants eligible to participate in the Plan.

Except as provided in the next sentence, or in connection with a change of control, no amendment, modification, or termination of the Plan or any award agreement shall in any material manner adversely affect any award previously granted under the 2022 Incentive Plan without the consent of the participant. The participant’s consent is unnecessary if the change: (a) is required by law or regulation; (b) does not adversely affect in any material way the rights of the participant; or (c) is required to cause the benefits under the 2022 Incentive Plan to comply with the provisions of Section 409A of the Code.

Tax Withholding

The Company will have the power to withhold, or require a participant to remit to the Company, up to the maximum statutory amount necessary (or such lower amount that will not cause an adverse tax consequence or cost to the Company) to satisfy federal, state, and local withholding tax requirements on any award under the 2022 Incentive Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.

Federal Income Tax Information.

The following is a brief summary of certain federal income tax consequences of certain transactions under the 2022 Incentive Plan based on federal income tax laws in effect on December 31, 2022. This summary is not intended to be exhaustive and does not describe state, local, or foreign income tax consequences which may also be applicable.

As a general rule, with the exception of a stock grant, a participant will not recognize taxable income with respect to any award at the time of grant. A participant will recognize income on a stock grant award at the time of grant and, subject to any deduction limitations set forth in the Internal Revenue Code, the Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognize by the participant.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, performance shares, performance units, performance cash awards, or stock unit awards, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of our Common Stock or amount received on the date of exercise, lapse of restriction or payment. Subject to any deduction limitations set forth in the Internal Revenue Code, the Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the Common Stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the Common Stock received is not subject to a substantial risk of forfeiture or is transferable). If Common Stock acquired upon exercise of an incentive stock option is held for a minimum of two (2) years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the Common Stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements for this tax favored treatment and the tax consequences described for nonqualified stock options will apply.

Section 409A of the Code, among other things, expanded the definition of deferred compensation arrangements to include, for example, below market option and SAR grants, restricted stock units, performance shares, performance units, performance cash awards, and stock units. If awards that are subject to Section 409A fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2022 Incentive Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2022 Incentive Plan in such a manner.

The Patient Protection and Affordable Care Act, which became effective in 2010, introduced a new net investment income tax. Effective January 1, 2013, dividends paid to and capital gains recognized by individuals with incomes over certain threshold amounts may be subject to an additional 3.8% tax on net investment income.

Special Rules Applicable to Officers.

In limited circumstances where the sale of Common Stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the Common Stock received so long as the sale of the Common Stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six (6) months.

Tax Consequences to the Company or Its Subsidiaries.

To the extent that a grantee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code.

New Plan Benefits.

The issuance of any awards under the First Amendment will be at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the First Amendment in the future are generally not determinable at this time. If the proposed First Amendment had been in effect in fiscal year 2022, we expect that our award grants for 2022 would not have been different from those actually made in that year under the 2022 Incentive Plan. For information regarding grants made under the 2022 Incentive Plan during 2022 to our NEOs and directors, see the sections entitled “Compensation Overview” and “Executive Compensation” in this Proxy Statement.

Vote Required and Board Recommendation

The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

The Board recommends that the Shareholders vote FOR Proposal 3.

PROPOSAL NO. 4

AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

The Board has adopted resolutions approving, and is recommending that our Shareholders approve, an amendment to the Company’s current Certificate of Incorporation to effect a reverse stock split of our Common Stock at a ratio ranging from any whole number between and including 1-for-5 and 1-for-30, with the exact ratio within such range to be determined at the discretion of the Board, subject to the Board’s authority to determine when to file the amendment and to abandon such amendment notwithstanding prior Shareholder approval of such amendment. Pursuant to the law of the State of Delaware, our state of incorporation, the Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to Shareholders for their approval. The form of the proposed amendment to our Certificate of Incorporation is attached to this Proxy Statement as Appendix C.

By approving this proposal, Shareholders will approve an amendment to our Certificate of Incorporation pursuant to which any whole number of outstanding shares of Common Stock between and including five (5) and thirty (30), inclusive, would be combined into one share of Common Stock, and authorize our Board to file only one such amendment with the Secretary of State of the State of Delaware, as determined by our Board in the manner described herein. Our Board believes that Shareholder approval of an amendment granting our Board this discretion, rather than approval of a specified reverse stock split ratio, provides our Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its Shareholders.

The Board may effect only one reverse stock split as a result of this authorization. The Board may also elect not to effect any reverse stock split. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including the then prevailing market conditions, the historical, existing and expected trading price of our Common Stock, the anticipated impact of the reverse stock split on the trading price and trading volume of our Common Stock and our market capitalization, and the continued listing requirements of The Nasdaq Capital Market. Although our Shareholders may approve the reverse stock split, we will not effect the reverse stock split if the Board does not deem it to be in the best interests of the Company and its Shareholders.

The proposed amendment will not reduce the number of authorized shares of our Common Stock or preferred stock. Because the reverse stock split will decrease the number of outstanding shares of our Common Stock by a ratio in the range of 1-for-5 to 1-for-30, as determined by the Board of Directors, the amendment would result in a relative increase in the number of authorized and unissued shares of our Common Stock. For more information on the relative increase in the number of authorized shares of our Common Stock, see “Effect of the Amendment on the Number of Authorized Shares of our Common Stock”. This Proxy Statement also contains a proposal that would increase the number of shares of Common Stock that the Company is authorized to issue under its Certificate of Incorporation. See “Proposal No. 2 - Amendment of the Certificate of Incorporation to Increase Authorized Shares” in this Proxy Statement.

Purpose and Background of the Reverse Stock Split

On April 14, 2023, the Board approved the proposed amendment to our Certificate of Incorporation to effect the reverse stock split for the following reasons:

•The Board believes that the reverse stock split is our best means of ensuring compliance with the $1.00 per share of Common Stock minimum bid price requirement for continued listing on The Nasdaq Capital Market and avoid delisting;

•The Board believes that a higher stock price, which may be achieved through a reverse stock split, could help generate investor interest in the Company and help attract, retain, and motivate employees; and

•The Board believes that some potential employees are less likely to work for the Company if we have a low stock price or are no longer listed on The Nasdaq Capital Market, regardless of size of our overall market capitalization.

Nasdaq Requirements for Continued Listing

Our Common Stock is publicly traded and listed on The Nasdaq Capital Market under the symbol “AXDX.” One of the requirements for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) is maintenance of a minimum closing bid price of $1.00.

As previously disclosed, on January 5, 2023, the Company received a deficiency letter from Nasdaq’s Listing Qualifications Department (“Nasdaq”) notifying the Company that it was not in compliance with the requirement of Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market as a result of the closing bid price of our Common Stock being below $1.00 per share for 30 consecutive business days (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until July 5, 2023, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the closing bid price of the Company’s Common Stock is required to be at least $1.00 per share for a minimum of 10 consecutive business days.

The Board believes that effecting a reverse stock split may be the best means of increasing and maintaining the price of our Common Stock to above $1.00 per share in compliance with the Bid Price Rule for continued listing on The Nasdaq Capital Market. The Board believes that continued listing on The Nasdaq Capital Market provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of The Nasdaq Capital Market. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards. Increasing visibility of our stock among a larger pool of potential investors could result in higher trading volumes. Such increases in visibility and liquidity could also help facilitate future financings.

In light of the factors mentioned above, our Board unanimously approved the proposed amendment to our Certificate of Incorporation to effect the reverse stock split as a potential means of increasing and maintaining the price of our Common Stock to above $1.00 per share in order to maintain compliance with the Nasdaq listing requirements.

Potential Increased Investor Interest

In approving the proposed amendment to our Certificate of Incorporation, the Board considered that our Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

Risks Associated with the Reverse Stock Split

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our Common Stock. There is no assurance that:

•The market price per share of our Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding immediately before the reverse stock split;

•The reverse stock split will result in a per share price that will increase the level of investment in our Common Stock by institutional investors or increase analyst and broker interest in our Company;

•The reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

•The market price per share of our Common Stock will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Capital Market.

Shareholders should note that the effect of the reverse stock split, if any, upon the market price of our Common Stock cannot be accurately predicted. In particular, we cannot assure you that the price of a share of our

Common Stock after the reverse stock split will be five (5) to thirty (30) times, as applicable, the price for a share of our Common Stock immediately prior to the reverse stock split. Furthermore, even if the market price of our Common Stock does rise following the reverse stock split, we cannot assure you that the market price of our Common Stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased per-share price can be maintained, the reverse stock split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our Common Stock.

The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the reverse stock split or the number of shares outstanding. If the reverse stock split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. The total market capitalization of our Common Stock after implementation of the reverse stock split when and if implemented may also be lower than the total market capitalization before the reverse stock split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

We believe that the reverse stock split may result in greater liquidity for our Shareholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split, particularly if the price of our Common Stock does not increase as a result of the reverse stock split.

As discussed above, the Board approved the reverse stock split proposal and is submitting it for approval by the Shareholders with the primary intent of increasing the market price and minimum bid prices of our Common Stock to regain and maintain compliance with the listing requirements of The Nasdaq Capital Market and to make our Common Stock more attractive to a broader range of institutional and other investors. However, continued listing on such exchange requires compliance with a variety of other qualitative and quantitative listing standards. Even if we effect the reverse stock split, we may not be able to satisfy or maintain listing requirements on The Nasdaq Capital Market or any other stock exchange. We cannot provide any assurances that we will be able to maintain a listing of the Common Stock on The Nasdaq Capital Market or any other stock exchange.

Principal Effects of the Reverse Stock Split

By approving this amendment, Shareholders will approve the combination of any whole number of shares of Common Stock between and including five (5) and thirty (30) into one (1) share of Common Stock. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Board to be in the best interests of the Company and its Shareholders. The Board will not implement any amendment providing for any additional reverse stock split ratio based on the approval of this proposal.

The reverse stock split will be effected simultaneously for all issued and outstanding shares of Common Stock and the reverse stock split ratio will be the same for all issued and outstanding shares of Common Stock. The reverse stock split will affect all of our Common Shareholders uniformly and will not affect any Shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our Shareholders owning a fractional share. After the reverse stock split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act.

The reverse stock split may result in some Shareholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Following the effectiveness of any reverse stock split approved by the Shareholders and implementation by the Board, current Shareholders will hold fewer shares of Common Stock, with such number of shares dependent on the specific ratio of the reverse stock split. For example, if the Board approves a 1-for-5 reverse stock split, a Shareholder owning a “round-lot” of 100 shares of Common Stock prior to the reverse stock split will hold 20 shares of Common Stock following the reverse stock split. THE HIGHER THE REVERSE SPLIT RATIO (1-FOR-30 BEING HIGHER THAN 1-FOR-5, FOR EXAMPLE), THE GREATER THE REDUCTION IN THE NUMBER OF SHARES EACH EXISTING STOCKHOLDER, AFTER THE REVERSE STOCK SPLIT, WILL EXPERIENCE.

In deciding whether to implement the reverse stock split and the specific reverse stock split ratio to be used, the Board will consider, among other things: (i) the market price of the Common Stock at the time of the reverse stock split; (ii) the number of shares that will be outstanding after the reverse stock split; (iii) the expected number of Shareholders following the reverse stock split; (iv) the Shareholders’ equity at such time; (v) the shares of Common Stock available for issuance in the future; and (vi) the liquidity of the Common Stock in the market and the improved liquidity that may result. The Board maintains the right to abandon the proposed amendment to our Certificate of Incorporation if it determines, in its sole discretion, that we will be able to satisfy the listing requirements of Nasdaq without implementing the reverse stock split or if the proposed amendment to our Certificate of Incorporation is otherwise no longer in the best interests of the Company.

Effect of the Amendment on the Number of Authorized Shares of our Common Stock

Whether or not the proposed amendment to our Certificate of Incorporation to effect the reverse stock split is approved by the Company’s Shareholders, and if the Board authorizes the Company to file any such amendment with the Secretary of State of the State of Delaware, on the filing of the certificate of amendment to our Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), the number of authorized shares of our Common Stock will be 200,000,000, and if the amendment to our Certificate of Incorporation described under “Proposal No. 2 - Amendment of the Certificate of Incorporation to Increase Authorized Shares” is adopted, the number of authorized shares of our Common Stock will be 450,000,000. Because the reverse stock split will decrease the number of outstanding shares of our Common Stock by a ratio in the range of 1-for-5 to 1-for-30, as determined by the Board, the proposed amendment would result in a relative increase in the number of authorized and unissued shares of our Common Stock. The purpose of the relative increase in the amount of authorized and unissued shares of our Common Stock is to provide our Company with the ability to issue additional shares of Common Stock in connection with stock splits or stock dividends, issuances in connection with future acquisitions, issuances pursuant to equity awards granted under current or future equity compensation plans, issuances in connection with equity financings and issuances in connection with exchange transactions, without requiring our Company’s Shareholders to approve an increase in the authorized number of shares of Common Stock each time such an action is contemplated. If the proposed amendment to the Certificate of Incorporation to effect the reverse stock split is approved, all or any of the authorized and unissued shares of Common Stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the Shareholders of our Company and without first offering such shares to our Shareholders. When and if additional shares of Common Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock, including the right to cast one vote per share. Except pursuant to the restructuring of our outstanding Old Convertible Notes described under “Proposal No. 2 - Amendment of the Certificate of Incorporation to Increase Authorized Shares,” our Company presently has no plan, commitment, arrangement, understanding or agreement regarding the issuance of Common Stock. However, the Company regularly considers its capital requirements and may conduct equity offerings in the future.

The following table contains approximate information relating to the Common Stock under the low end, high end and midpoint of the proposed range of reverse stock split ratios, without giving effect to any adjustments for fractional shares of Common Stock, as of the Record Date (and without giving effect to the proposed authorized share increase under the Company’s Certificate of Incorporation described in Proposal 2):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Authorized but Unissued
Pre-Reverse Stock Split	200,000,000	101,486,745	98,513,255
Post-Reverse Stock Split 1:5	200,000,000	20,297,349	179,702,651
Post-Reverse Stock Split 1:15	200,000,000	6,765,783	193,234,217
Post-Reverse Stock Split 1:30	200,000,000	3,382,892	196,617,108

Because our Shareholders have no preemptive rights to purchase or subscribe for any of our unissued Common Stock, the future issuance of additional shares of Common Stock will reduce our current Shareholders’ percentage ownership interest in the total outstanding shares of Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a Shareholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a Shareholder’s investment.

Effects of the Amendment on our Common Stock

After the Effective Time of the amendment to our Certificate of Incorporation to effect the reverse stock split, each Shareholder will own fewer shares of our Common Stock as a result of the reverse stock split ratio chosen by the Board. Because the reverse stock split will decrease the number of outstanding shares of our Common Stock, the proposed amendment will result in a relative increase in the number of authorized and unissued shares of our Common Stock.

All outstanding options and warrants to purchase shares of our Common Stock, including any held by our officers and directors, would be adjusted proportionally as a result of the reverse stock split. In particular, the number of shares issuable upon the exercise of each instrument would be proportionally reduced, and the exercise price per share, if applicable, would be proportionally increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning at the Effective Time, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

Fractional Shares

No scrip or fractional shares would be issued if, as a result of the reverse stock split, a Shareholder would otherwise become entitled to a fractional interest in a share. Instead, each Shareholder will be entitled to receive a cash payment equal to the fraction of which such Shareholder would otherwise be entitled in the manner described in this paragraph. As soon as practicable after the amendment to our Certificate of Incorporation is filed, Broadridge Corporate Issuer Solutions, Inc. would aggregate all fractional shares and arrange for them to be sold at the then prevailing prices on the open market on behalf of those Shareholders who would otherwise be entitled to receive a fractional share. We expect that Broadridge Corporate Issuer Solutions, Inc. would cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After completing the sale, Shareholders would receive a cash payment from Broadridge Corporate Issuer Solutions, Inc. in an amount equal to their pro rata shares of the total net proceeds of these sales. The proceeds would be subject to certain taxes as discussed below. In addition, Shareholders would not be entitled to receive interest for the period of time between the filing of the amendment to the Certificate of Incorporation and the date a Shareholder receives payment for the cashed-out shares. The payment amount would be paid to the Shareholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, then-current Shareholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional interest in a share would not have any voting, dividend or other rights in respect of their fractional interest except to receive the cash payment as described above. Such cash payments would reduce the number of post-reverse stock split Shareholders to the extent that there are Shareholders holding fewer than that number of pre-reverse stock split shares within the reverse stock split ratio that is determined by us as described above. Reducing the number of post-reverse stock split Shareholders, however, is not the purpose of this proposal.

Shareholders should be aware that, under the escheat laws of the various jurisdictions where Shareholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to Shareholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, Shareholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Outstanding Stock Options, Restricted Stock Units and Warrants

The Company has equity incentive plans designed to provide stock-based incentives to employees pursuant to which we have issued stock options to purchase shares of our Common Stock. As of March 22, 2023, we had 5,338,820 outstanding stock options and 3,673,317 outstanding restricted stock units under our equity incentive plans. In addition, as of March 22, 2023, we had issued and outstanding the Schuler Warrant to purchase up to 2,471,710 shares of our Common Stock. In the event of a reverse stock split, our Board generally has the discretion to determine the appropriate adjustment to awards granted under the equity incentive plans. Further, the terms of the Schuler Warrant provides for appropriate adjustments in the event of a stock split. Accordingly, if the reverse stock split is approved by our Shareholders and our Board decides to implement the reverse stock split, as of the Effective Time, the number of all shares issuable upon exercise of the Schuler Warrant and outstanding stock options, and the applicable exercise price will be proportionately adjusted based on the reverse stock split ratio selected by our Board, subject to the terms of such options and the Schuler Warrant. Our Board has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes.

For example, if a 1-for-5 reverse stock split is effected, as of the record date, the aggregate number of shares issuable under the Schuler Warrant, stock options and restricted stock units would be approximately 494,342, 1,067,764, and 734,663 respectively, representing a 5-fold decrease in the number of shares issuable under those warrants, stock options and restricted stock units. The terms of the Schuler Warrant and our outstanding stock options and restricted stock units do not permit exercise for fractional shares. As such, the number of shares issuable under any individual outstanding stock option or restricted stock unit shall be rounded up or down as provided for under the specific terms of our equity incentive plans, or in the case of the Schuler Warrant, upon exercise of those warrants the Company shall pay cash amounts for fractional shares that otherwise would be issued. Commensurately, the exercise price under the Schuler Warrant and each outstanding stock option would, except as noted above, be increased by 5 times such that upon exercise, the aggregate exercise price payable by the warrant holder or optionee to the Company would remain the same. Furthermore, the aggregate number of shares currently available under our equity incentive plans for future stock options and other equity-based grants will be proportionally reduced based on the reverse stock split ratio (rounded down to the nearest share). For example, in the event of a 1-for-5 reverse stock split, as of the Record Date, 14,552,496 shares that currently remain authorized for issuance under our equity incentive plans would be adjusted to equal approximately 2,910,499 shares, subject to future potential increases pursuant to the terms of those plans (and without giving effect to the proposed authorized share increase under the 2022 Incentive Plan described in Proposal 3).

Effect on Legal Ability to Pay Dividends

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness, and therefore we do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. We are not in arrears on any dividends, and we do not believe that the reverse stock split would have any effect with respect to future distributions, if any, to holders of our Common Stock.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the proposed amendment to our Certificate of Incorporation to effect the reverse stock split is approved by the Company’s Shareholders, and if at such time the Board still believes that a reverse stock split is in the best interests of the Company and its Shareholders, the Board will determine the reverse split ratio, within the range approved by the Company’s Shareholders. The reverse stock split will become effective at the time of filing of the certificate of amendment with the Secretary of State of the State of Delaware. At the Effective Time, shares of Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the Shareholders, into new shares of Common Stock in accordance with the reverse stock split ratio contained in the certificate of amendment.

As soon as practicable after the Effective Time, Shareholders will be notified by our transfer agent that the reverse stock split has been effected. If you hold shares of Common Stock in book-entry form, you will not need to take any action to receive post-reverse stock split shares of our Common Stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse stock split shares of our Common Stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” above).

Some Shareholders hold their shares of Common Stock in certificate form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a Shareholder holding pre-reverse stock split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-reverse stock split shares of our Common Stock for a post-split statement of ownership. No new post-reverse stock split share certificates, including those representing whole shares to be issued in lieu of fractional shares, will be issued to a Shareholder until such Shareholder has surrendered such Shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

Accounting Matters

The reverse stock split will not affect the Common Stock capital account on our balance sheet. However, because the par value of our Common Stock will remain unchanged at the Effective Time of the split, the components that make up the Common Stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the Board decides to implement, the stated capital component will be reduced to an amount between one-fifth (1/5) and one-thirtieth (1/30) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of Common Stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s Shareholders will not be entitled to appraisal rights with respect to the reverse stock split, and we do not intend to independently provide Shareholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this proposal as a result of their ownership of shares of our Common Stock, as set forth below in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any of our other Shareholders.

Anti-takeover Effects of Proposed Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including each of the proposed amendments to our Certificate of Incorporation discussed herein, that may be used as an anti-takeover mechanism. Because the proposed reverse stock split will result in a relative increase in the number of authorized but unissued shares of our Common Stock, it could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board. A relative increase in the number of our authorized shares could enable the Board to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means.

As stated above, the Company has no present intent to use the relative increase in the number of authorized shares of our Common Stock for anti-takeover purposes, and the proposed amendment is not part of a plan by the Board to adopt a series of anti-takeover provisions; however, if the proposed amendment is approved by the Shareholders, then a greater number of shares of our Common Stock would be available for such purpose than is currently available. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board has no present intent to authorize the issuance of additional shares of Common Stock to discourage such efforts if they were to arise.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” (as defined below) of Company capital stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES, OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TREATY.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company capital stock who is for United States Federal income tax purposes:

i.an individual citizen or resident of the United States;

ii.a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

iii.an estate with income subject to United States Federal income tax regardless of its source; or

iv.a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that Company capital stock is held as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Company Shareholder or to Company Shareholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, banks, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities such as partnerships or s-corporations that are treated as “flow-through” entities, or entities that are disregarded as separate from their owners for tax purposes, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or Company Shareholders holding their shares of Company capital stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction, U.S. expatriates, persons subject to the alternative minimum tax, to persons whose shares constitute “qualified small business stock” for purposes of Code section 1202, or persons who hold their Company capital stock through individual retirement or other tax-deferred accounts. This discussion also does not address the tax consequences to the Company, or to Company Shareholders that own 5% or more of the Company’s capital stock, are affiliates of Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company Shareholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

•A U.S. holder will not recognize any gain or loss as a result of the reverse stock split;

•A U.S. holder’s aggregate tax basis in his, her, or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor;

•A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such Shareholder held the pre-reverse stock split shares surrendered in the reverse stock split; and

•For purposes of the above discussion of the basis and holding periods for shares of Company capital stock, and except as provided therein, holders who acquired different blocks of Company capital stock at different times for different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the reverse stock split.

The receipt of cash in lieu of fractional shares of capital stock pursuant to the reverse stock split will be a taxable transaction for U.S. federal income tax purposes. A holder who receives cash in exchange for shares will generally recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the shares exchanged.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Company capital stock pursuant to the reverse stock split are subject to information reporting, and may be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service (currently 24%) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Vote Required to Approve Amendment to our Certificate of Incorporation

Pursuant to applicable Delaware law, approval of the amendment to our Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Abstentions will have the same effect as a vote cast against the proposal. Brokers will have discretionary authority to vote on this proposal. Accordingly, no broker non-votes are expected for this proposal.

The Board recommends that the Shareholders vote FOR Proposal 4.

PROPOSAL NO. 5

APPROVAL OF THE ISSUANCE OF COMMON STOCK IN ONE OR MORE NON-PUBLIC OFFERINGS AT A PRICE BELOW THE MINIMUM PRICE AND IN A NUMBER THAT WILL EXCEED 20% OF OUR OUTSTANDING SHARES OF COMMON STOCK IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(d)

General and Purpose

Our Common Stock is currently listed on The Nasdaq Capital Market and, as such, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d) (“Rule 5635(d)”) requires us to obtain Shareholder approval prior to the issuance of our Common Stock or securities convertible or exercisable into Common Stock in connection with certain non-public offerings, issued below the “minimum price” for the Company’s Common Stock as defined in Rule 5635(d), involving the sale, issuance or potential issuance by the Company of Common Stock (and/or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock outstanding before the issuance. Nasdaq defines the “minimum price” as the lower of (1) the closing price of the Common Stock (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement or (2) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five (5) trading days immediately preceding the signing of the binding agreement. Shares of our Common Stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value.

As discussed under “Proposal No. 2 – Amendment of the Certificate of Incorporation to Increase Authorized Shares-Purpose and Background of the Proposed Charter Amendment” in this Proxy Statement, our outstanding Old Convertible Notes became due on March 15, 2023 and remain unpaid. We will need to enter into the Restructuring Transactions described in Proposal No. 2 in connection with the restructuring of the Old Convertible Notes in order to satisfy the amounts owed to holders of the Old Convertible Notes. While the terms of the Restructuring Transactions are broadly outlined in Proposal No. 2, the final terms of the Restructuring Transactions are subject to the negotiation of definitive documentation among the Company, the holders of the Old Convertible Notes and the Schuler Trust and other Schuler Related Parties, and may change. Because those transactions may trigger the requirements of Rule 5635(d) (depending on the market price of our Common Stock at the time we enter the Restructuring Transactions), we are seeking Shareholder approval now, so that we will be able to move quickly in order to restructure our Old Convertible Notes.

Because each, or the aggregate, of the transactions described in Proposal No. 2 in connection with the restructuring of our Old Convertible Notes will exceed 20% of the number shares of our outstanding Common Stock, we are submitting this Proposal No. 5 to our Shareholders for their approval of the potential issuance of shares of our Common Stock, or securities convertible into our Common Stock, in one or more non-public capital-raising transactions, or offerings pursuant to the Restructuring Transactions, subject to the following limitations:

•The maximum discount at which securities will be offered in reliance on this shareholder approval will be equivalent to a discount of not more than 90% below the “minimum price” as defined by Rule 5635(d) of our Common Stock at the time of issuance. While the conversion and purchase prices pursuant to the Restructuring Transactions are outlined in Proposal No. 2, any discount to such minimum price will be a function of the market price of our Common Stock at the time that we enter into the Restructuring Transactions.

•The aggregate number of shares issued in the Restructuring Transactions will not exceed 170,000,000 shares of our Common Stock, subject to adjustment for any reverse stock split effected prior to our entry into the Restructuring Transactions (including pursuant to preferred stock, convertible debt or other securities exercisable for or convertible into common stock). See “Proposal No. 4 - Amendment of the Certificate of Incorporation to Effect a Reverse Stock Split” for additional information regarding a proposal that would provide the Company with the ability to effect a reverse stock split.

•In connection with the Restructuring Transactions, the Company will be relieved of approximately $92.2 million of outstanding indebtedness, will incur approximately $67.3 million of indebtedness in the form of the New Convertible Notes which are expected to have a term of 3.5 years plus additional New Convertible Notes in respect of interest accrued on the Old Convertible Notes from March 15, 2023 and will receive up to approximately $14.0 million of additional funding (plus up to an additional $20.0 million of funding pursuant to the additional securities purchase agreement referred below).

•The Restructuring Transactions will be completed on or prior to August 1, 2023. As discussed under Proposal No. 2, the Company will enter into an additional securities purchase agreement with the Schuler Trust at the time the Restructuring Transactions are executed. Pursuant to this additional securities purchase agreement, the Company will have the right to require the Schuler Trust to purchase shares of Common Stock at the Company’s option on or prior to December 15, 2023 pursuant to this additional securities purchase agreement.

•Such other terms as the Board of Directors shall deem to be in the best interests of the Company and its Shareholders, not inconsistent with the foregoing.

The issuance of shares of our Common Stock and other securities convertible into shares of our Common Stock, in accordance with the Restructuring Transactions would dilute, and thereby reduce, each existing Shareholder’s proportionate ownership in our Common Stock. Our Shareholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the Common Stock.

The issuance of shares of Common Stock pursuant to the Restructuring Transactions could also have an anti-takeover effect. Such issuances would dilute the voting power of another person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

The final terms of the Restructuring Transactions are subject to the negotiation of definitive documentation and could change from those described in this Proxy Statement. As a result, the level of potential dilution cannot be finally determined at this time. If the full number of shares underlying the New Convertible Notes were to be issued upon conversion to the holders of such notes, such issuance would concentrate voting power in the hands of a few Shareholders who could exercise greater influence on our operations or the outcome of matters put to a vote of Shareholders in the future.

The issuance of additional shares of Common Stock and the New Convertible Notes by the Company pursuant to the Restructuring Transactions is subject to Shareholder approval of Proposal No. 2 regarding an amendment to our Certificate of Incorporation to increase the total number of authorized shares of Common Stock.

Vote Required and Board Recommendation

The proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

The Board recommends that the Shareholders vote FOR Proposal No. 5.

PROPOSAL NO. 6

RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS

Audit and Governance Committee Appointment – Ernst & Young LLP

Our Audit and Governance Committee, pursuant to authority granted to it by the Board, has selected Ernst & Young LLP as the Company’s independent registered public accounting firm to examine our annual consolidated financial statements for the year ending December 31, 2023. The Board is submitting this proposal to the vote of the Shareholders in order to ratify the Audit and Governance Committee’s selection. If Shareholders do not ratify the selection of Ernst & Young LLP, the Audit and Governance Committee will reconsider its selection of our independent registered public accounting firm for fiscal 2023, although the Audit and Governance Committee will be under no obligation to change its selection. Ernst & Young LLP has been our independent registered public accounting firm since July 1, 2013.

Fees Billed by Ernst & Young, LLP

Audit Fees

Fees and related expenses for the audit by Ernst & Young, LLP of our annual financial statements, its review of the financial statements included in our quarterly reports and other services that were provided in connection with statutory and regulatory filings totaled approximately $1.0 million for the year ended December 31, 2022 and $0.9 million for the year ended December 31, 2021.

Audit-Related Fees

During the years ended December 31, 2022 and 2021, Ernst & Young, LLP did not bill us for any audit-related fees.

Tax Fees

During the years ended December 31, 2022 and 2021, Ernst & Young, LLP did not bill us for tax-related professional services.

All Other Fees

During the years ended December 31, 2022 and 2021, Ernst & Young, LLP billed us $0 and $1,755, respectively, for other professional services, which includes a subscription to accounting-related reference information.

Policy on Audit and Governance Committee Pre-Approval of Fees

The Audit and Governance Committee must pre-approve all services to be performed for us by our independent registered public accounting firm. Pre-approval is granted usually at regularly scheduled meetings of the Audit and Governance Committee. If unanticipated items arise between regularly scheduled meetings of the Audit and Governance Committee, the Audit and Governance Committee has delegated authority to the chairman of the Audit and Governance Committee to pre-approve services, in which case the chairman communicates such pre-approval to the full Audit and Governance Committee at its next meeting. The Audit and Governance Committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During the years ended December 31, 2022 and 2021, all services billed by Ernst & Young, LLP were pre-approved by the Audit and Governance Committee in accordance with this policy.

Attendance at Annual Meeting

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting virtually. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required and Board Recommendation

This proposal will be approved if a majority of the votes cast are voted in favor of the proposal. Abstentions will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal. Brokers will have discretionary authority to vote on this proposal. Accordingly, no broker non-votes are expected for this proposal.

The Board recommends that the Shareholders vote FOR Proposal 6.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons. These policies and procedures are generally not in writing but are evidenced by long standing principles adhered to by our Board. The disinterested members of the Board review, approve and ratify transactions that involve “related persons” and potential conflicts of interest. Related persons must disclose to the disinterested members of the Board any potential related person transactions and must disclose all material facts with respect to such transaction. All such transactions will be reviewed by the disinterested members of the Board and, in their discretion, approved or ratified. In determining whether to approve or ratify a related person transaction the disinterested members of the Board will consider the relevant facts and circumstances of the transaction, which may include factors such as the relationship of the related person with the Company, the materiality or significance of the transaction to the Company and the related person, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arms-length basis, and the impact of the transaction on the Company’s business and operations.

Since the beginning of fiscal year 2021, the Company did not have any transactions to which it has been a participant that involved amounts that exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of the Company’s directors, executive officers or any other “related person” as defined in Item 404(a) of Regulation S-K had or will have a direct or indirect material interest, other than:

•David Patience is an employee of the Company and is the son of John Patience, a member of our Board and former Chairman of the Board. On March 9, 2023, the Company appointed Mr. D. Patience as the Company’s CFO, effective April 1, 2023 (the “Effective Date”). In connection with Mr. D. Patience’s appointment, on March 9, 2023, the Company and Mr. D. Patience entered into an employment agreement (the “D. Patience Employment Agreement”). Pursuant to the D. Patience Employment Agreement, Mr. D. Patience’s employment is at-will. Mr. D. Patience will receive an annual base salary of $310,000, subject to review and adjustment on an annual basis, and will be eligible to participate in the Company’s annual cash incentive program, with a target incentive bonus of 60% of his base salary. Additionally, on March 9, 2023, the Board approved, effective April 1, 2023, a grant to Mr. D. Patience of 500,000 RSUs under the 2022 Incentive Plan, with 40% of such RSUs vesting on or about the second anniversary of the Effective Date and the remaining 60% vesting on or about the third anniversary of the Effective Date. Mr. D. Patience is also eligible to receive annual stock options, performance shares and other awards under the 2022 Incentive Plan, as determined by the Compensation and Nominating Committee, provided that the value of such equity award targets will equal 150% of his then base salary. Any equity awards granted to Mr. D. Patience will be subject to additional terms and conditions, including as set forth in the 2022 Incentive Plan and the respective award agreement.

In the event of termination of employment by the Company without Cause (as defined in the D. Patience Employment Agreement) or by Mr. D. Patience with Good Reason (as defined in the D. Patience Employment Agreement) prior to a Change of Control (as defined in the Plan), Mr. D. Patience will be entitled to a severance payment equal to the sum of: (i) 12 months of his then base salary and (ii) his average earned under the Company’s annual cash incentive program over the term of his employment, plus a pro-rated amount under the Company’s annual cash incentive program for the year in which termination occurs. In the event of termination of employment by the Company without Cause or by Mr. D. Patience with Good Reason during the 12 month period following a Change of Control, Mr. D. Patience will be entitled to a severance payment equal to the sum of: (i) 18 months of his then base salary and (ii) 18 times the monthly amount that is charged to COBRA qualified beneficiaries for the same medical coverage options elected by Mr. D. Patience immediately prior to his last day of employment, plus a pro-rated amount under the Company’s annual cash incentive program for the year in which termination occurs. Additionally, upon a Change of Control, Mr. D. Patience’s options and other equity awards shall fully vest and become exercisable.

Mr. D. Patience received salary of $205,385 and $216,058 for the years ended December 31, 2021 and December 31, 2022, respectively. For the years ended December 31, 2021 and 2022, the Company granted Mr. D. Patience an aggregate of 40,000 stock options and 85,273 RSUs, respectively.

•During 2018, the Schuler Family Foundation (the “Foundation”) purchased an aggregate of $30.0 million of the Old Convertible Notes in connection with the Company’s private placement offering of the Old Convertible Notes. During 2019, the Foundation purchased an additional $12.0 million of Old Convertible Notes on the open market. Jack Schuler, a member of our Board, is the President of the Foundation. The Old Convertible Notes bore interest at a rate of 2.50% per year. The Old Convertible Notes purchased by the Foundation constituted part of the same series as the other Old Convertible Notes sold in the offering, including with respect to voting rights under the indenture governing the Old Convertible Notes. In September 2021, the Foundation transferred by gift the $42.0 million aggregate principal amount of Old Convertible Notes held by the Foundation to the Schuler Initiative Supporting Charitable Trust, a tax-exempt organization that is not an affiliate of Mr. Schuler. For each of the years ended December 31, 2020 and 2021, interest on the Old Convertible Notes in the aggregate amount of $1.1 million was paid to the Foundation.

•On December 24, 2020, the Company entered into a securities purchase agreement (the “December 2020 Securities Purchase Agreement”) with Jack W. Schuler, John Patience, Matthew Strobeck, Mark C. Miller, Thomas D. Brown and Jack Phillips, or entities affiliated with such persons (collectively, the “Original Purchasers”), for the issuance and sale by the Company of an aggregate of 4,166,663 shares of Common Stock (the “Shares”), to the Original Purchasers in an offering exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. Each of Jack W. Schuler, John Patience, Matthew Strobeck, Mark C. Miller, Thomas D. Brown and Jack Phillips was a member of the Board at the time of the transaction. Mr. Phillips also serves as the Company’s President and CEO. Additionally, on December 24, 2020, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Original Purchasers in connection with the December 2020 Securities Purchase Agreement pursuant to which the Company agreed to register the resale of the Shares pursuant to the terms set forth therein.

The Schuler Trust, which was the entity affiliated with Jack W. Schuler that originally entered into the December 2020 Securities Purchase Agreement for the purchase of 3,964,843 Shares for an aggregate purchase price of approximately $30.5 million, subsequently entered into an assignment and assumption agreement whereby it assigned all of its rights and obligations as an Original Purchaser to three other entities under the December 2020 Securities Purchase Agreement (collectively, the “Schuler Purchasers”). These three entities are related to Jack W. Schuler but are not affiliates of his. Jack W. Schuler is the sole trustee of the Schuler Trust.

Pursuant to the December 2020 Securities Purchase Agreement, the Original Purchasers agreed to purchase the Shares at a purchase price (determined in accordance with NASDAQ rules relating to the “market value” of the Company’s common stock) of $7.68 per share, which was equal to the consolidated closing bid price reported by NASDAQ immediately preceding the time the Company entered into the December 2020 Securities Purchase Agreement, for an aggregate purchase price of approximately $32.0 million.

The December 2020 Securities Purchase Agreement contemplated that the closing of the purchase and sale of the Shares would occur in three approximately equal tranches on the dates specified in the agreement or such other dates as the parties may agree, with the first and second tranches having closed on February 19, 2021 and April 9, 2021, respectively, whereby the Company received total proceeds of approximately $21.3 million.

On September 17, 2021, the Company entered into a rescission agreement (the “Rescission Agreement”) with the Schuler Purchasers and the Schuler Trust pursuant to which, effective as of January 29, 2021, the Company and the Schuler Purchasers agreed to rescind and unwind the December 2020 Securities Purchase Agreement and the Registration Rights Agreement for all legal, tax and financial purposes ab initio as if the related transactions, including the issuance and sale of an aggregate of 2,643,228 Shares in the first two tranche closings and the third tranche (as discussed below) under the December 2020 Purchase Agreement, had never occurred with respect to the Schuler Purchasers and the Company. The Rescission Agreement was entered into due to the unanticipated legal, tax and/or financial consequences that may have otherwise resulted from the December 2020 Purchase Agreement and the Registration Rights Agreement.

On September 30, 2021, the Company closed the final third tranche in connection with the December 2020 Securities Purchase Agreement and received total proceeds of approximately $0.5 million. In accordance with the Rescission Agreement, the Schuler Purchasers did not participate in the third tranche. During the year ended December 31, 2021, the Company issued 201,820 Shares and received total proceeds of approximately $1.5 million under the December 2020 Securities Purchase Agreement. On February 3, 2022, the Company filed a registration statement on Form S-3 to register the resale of such Shares, which became effective on February 11, 2022.

•On September 22, 2021, the Company entered into a new securities purchase agreement (the “September 2021 Securities Purchase Agreement”) with the Schuler Purchasers for the issuance and sale by the Company of an aggregate of 3,954,546 shares of the Company’s newly designated Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Shares”), to the Schuler Purchasers in an offering exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The Series A Preferred Shares were sold at a purchase price of $7.70 per share for an aggregate purchase price of approximately $30.5 million. For additional information regarding the Series A Preferred Stock, see the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2021.

•On November 29, 2021, the Schuler Trust purchased 1,000,000 shares of Common Stock at a price of $5.00 per share in an “at-the-market” (“ATM”) offering conducted by the Company under its ATM equity offering program established in May 2021.

•On March 24, 2022, the Company entered into a securities purchase agreement (the “March 2022 Securities Purchase Agreement”) with the Schuler Trust for the issuance and sale by the Company of 2,439,024 shares of Common Stock to the Schuler Trust (the “Private Placement”). Pursuant to the March 2022 Securities Purchase Agreement, the Schuler Trust agreed to purchase the shares at a purchase price (determined in accordance with NASDAQ rules relating to the “market value” of the Company’s common stock) of $1.64 per share, which was equal to the consolidated closing bid price reported by NASDAQ immediately preceding the time the Company entered into the March 2022 Securities Purchase Agreement, for an aggregate purchase price of $4.0 million. The Company and the Schuler Trust have subsequently agreed to extend the closing date of the Private Placement to April 2023. This agreement is expected to be further amended as part of the Restructuring Transactions as discussed further in “Proposal No. 2 - Amendment of the Certificate of Incorporation to Increase Authorized Shares”.

•During 2022, the Schuler Trust purchased an aggregate of $49.9 million of the Old Convertible Notes in privately negotiated transactions with certain holders of the Old Convertible Notes. On August 15, 2022, the Company entered into an exchange agreement (the “August 2022 Exchange Agreement”) with the Schuler Trust. Under the terms of the August 2022 Exchange Agreement, the Schuler Trust agreed to exchange with the Company $49.9 million in aggregate principal amount of Notes held by it (the “Exchanged Notes”) for (a) a secured promissory note in an aggregate principal amount of $34.9 million (the “Schuler Secured Note”) and (b) a warrant to acquire Common Stock (the “Schuler Warrant”) at an exercise price of $2.12 per share (the “Exercise Price”).

The Schuler Secured Note has a scheduled maturity date of August 15, 2027 and is repayable upon written demand at any time on or after such date. The Company may, at its option, repay the Schuler Secured Note in (i) cash or (ii) in the form of Common Stock, in a number of shares that is obtained by dividing the total amount of such payment by $2.12. However, the payment in Common Stock is subject to certain limitations, including that the aggregate amount of common shares issued to settle the debt not exceed 19.99% of the Company’s then outstanding shares of Common Stock. The Schuler Secured Note bears interest at a rate of 5.0% per annum, payable at the option of the Company in the same form, at the earlier of (i) any prepayment of principal and (ii) maturity. The Company may prepay the Schuler Secured Note at any time without premium or penalty. The Schuler Secured Note is secured by substantially all of the assets of the Company, subject to customary exceptions and limitations, pursuant to a security agreement, dated as of August 15, 2022. The Schuler Secured Note does not restrict the incurrence of future indebtedness by the Company but shall become subordinated in right of payment and lien priority upon the request of any future senior lender.

The Schuler Warrant may be exercised from February 15, 2023 through the earlier of (i) August 15, 2029 and (ii) the consummation of certain acquisition transactions involving the Company, as set forth in the Schuler Warrant. The Schuler Warrant is exercisable for up to 2,471,710 shares, or 15% of the principal amount of the Schuler Secured Note, divided by the Exercise Price. Such number of shares and the Exercise Price are subject to certain customary proportional adjustments for fundamental events, including stock splits and recapitalizations, as set forth in the Schuler Warrant.

No principal or accrued interest under the Schuler Secured Note was paid to the Schuler Trust, or satisfied through the issuance of Common Stock shares, during the year ended December 31, 2022. Additionally, no interest on the Exchanged Notes was paid to the Schuler Trust during the year ended December 31, 2022.

ANNUAL REPORT

A copy of our Annual Report is being furnished to Shareholders concurrently herewith. An additional copy of our Annual Report may be obtained from www.proxyvote.com, or will be furnished, without charge, to beneficial shareholders or shareholders of record as of the record date upon request in writing to Accelerate Diagnostics, Inc., 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714 or by telephone to (520) 365-3100.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single set of these proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources.

Accordingly, Shareholders who share an address may receive only one copy of this Proxy Statement and the Annual Report unless contrary instructions are received. We will deliver promptly a separate copy of such proxy materials to any Shareholder who resides at a shared address and to which a single copy of the documents was delivered, if the Shareholder makes a request by contacting our Corporate Secretary at 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, or by telephone at (520) 365-3100. If you wish to receive separate copies of proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank or other agent if your shares are held in street name. Alternatively, if you are a record holder of our Common Stock, you may contact Broadridge Financial Solutions Inc. either by calling toll-free at 1-800-542-1061, or by writing Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2024 ANNUAL MEETING

If any Shareholder of the Company desires to have a proposal included in the Company’s 2024 proxy statement and form of proxy distributed by the Board pursuant to and in compliance with Rule 14a-8 under the Exchange Act, such proposal must be received at the Company’s offices, 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, Attention: Corporate Secretary, not later than [ ], 2023. However, in the event that the Company holds its 2024 Annual Meeting of Shareholders more than 30 days before or 30 days after the one-year anniversary date of the 2023 Annual Meeting of Shareholders, the Company will disclose the new deadline by which shareholder proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform Shareholders.

Proposals to be presented at the 2024 Annual Meeting of Shareholders that are not intended for inclusion in the proxy statement, including director nominations, must be submitted by notice in writing and received by the Company at the above address no earlier than January 20, 2024 nor later than by February 19, 2024. However, if the 2024 Annual Meeting of Shareholders is held more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the 2023 Annual Meeting of Shareholders, such notice must be so received no earlier than the close of business on the 120th day prior to the date of the 2024 Annual Meeting of Shareholders and not later than the close of business on the later of: (1) the 90th day prior to such annual meeting and (2) the 10th day following the date the first public disclosure of the date of such annual meeting.

In addition to satisfying the deadline in the advance notice provisions of the Amended and Restated Bylaws, Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide the Company notice that sets forth the information required by Rule 14a-19 under the Exchange Act postmarked to the Company at its corporate headquarters, or transmitted electronically at investors@axdx.com, no later than March 20, 2024 to comply with the SEC’s universal proxy rules.

Please refer to the advance notice provisions of our Amended and Restated Bylaws for additional information and requirements regarding shareholders proposals and director nominations. We will not consider any proposal or nomination that is not timely or otherwise does not meet our Amended and Restated Bylaws’ and the SEC’s requirements for submitting a proposal or nomination, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FRIDAY, MAY 19, 2023:

The proxy statement for the Annual Meeting and the combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.proxyvote.com.

OTHER MATTERS

We know of no other matters to be submitted for consideration by the Shareholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend. It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the postage-prepaid envelope enclosed. You may also submit your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

By order of the Board of Directors,

/s/ Jack Phillips
Jack Phillips
President and Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
ACCELERATE DIAGNOSTICS, INC.

Accelerate Diagnostics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the following resolutions were duly adopted by the Corporation’s Board of Directors, in accordance with the Corporation’s Bylaws and the General Corporation Law of the State of Delaware, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation as follows:

RESOLVED, that the Certificate of Incorporation be amended by deleting the current text of the first paragraph of Article IV (Capital Stock) in its entirety and replacing it with the following text (the “Amendment”):

“The Corporation shall be authorized to issue two classes of shares of capital stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock and Preferred Stock that the Corporation shall have the authority to issue is 455,000,000, of which 450,000,000 shares shall be Common Stock, par value $0.001 per share, and 5,000,000 shares shall be Preferred Stock, par value $0.001 per share.”

FURTHER RESOLVED, any officer of the Corporation is authorized and directed to execute and file the Amendment with the Secretary of State of the State of Delaware and to take such further actions and execute such additional documents and make such additional filings as such officer shall determine to be necessary or appropriate to effectuate the foregoing resolutions.

FURTHER RESOLVED, that all actions heretofore taken by the officers, directors, or agents of the Corporation relating to the foregoing resolutions, be, and hereby are, approved, adopted, ratified, and confirmed in all respects.

SECOND: The foregoing Amendment to the Certificate of Incorporation was duly adopted by the Corporation’s Board of Directors in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: The foregoing Amendment to the Certificate of Incorporation was duly approved by the Corporation’s stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by the undersigned duly authorized officer who declares under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment are true and correct to his knowledge.

Dated: [ ], 2023

ACCELERATE DIAGNOSTICS, INC.

David Patience
Chief Financial Officer

APPENDIX B

FIRST AMENDMENT TO THE
ACCELERATE DIAGNOSTICS, INC.
2022 OMNIBUS EQUITY INCENTIVE PLAN

Effective as of May 12, 2022, Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), established, and the shareholders approved, the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan (the “Plan”). By adoption of this instrument, the Company now desires to amend the Plan to increase the number of shares of stock reserved and available for grant pursuant to the Plan by 16,000,000.

1.This Amendment shall be effective as of the date it is approved by the Company’s shareholders at the Company’s 2023 Annual Meeting and shall be void in the absence of such approval.

2.Section 4.1 of the Plan (Number of Shares Subject to Plan-Number of Shares) is hereby amended and restated in its entirety to read as follows:

4.1    NUMBER OF SHARES. Subject to adjustment as provided in Section 4.4, the total number of shares of Stock reserved and available for grant pursuant to the Plan is 21,500,000, plus the number of shares of Stock that remain available or, as described in Section 4.2 otherwise become available, for grant under the terms of the 2012 Plan and all Prior Plans following the Effective Date. As provided in Section 1.1, no Awards will be made pursuant to the 2012 Plan or any other Prior Plan on or after the Effective Date.

3.This First Amendment shall only amend the provisions of the Plan referred to above, and those provisions not amended hereby shall be considered in full force and effect, unless the context indicates otherwise.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this ____ day of April, 2023.

Dated: [ ], 2023

ACCELERATE DIAGNOSTICS, INC.

David Patience
Chief Financial Officer

APPENDIX C

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
ACCELERATE DIAGNOSTICS, INC.

Accelerate Diagnostics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the following resolutions were duly adopted by the Corporation’s Board of Directors, in accordance with the Corporation’s Bylaws and the General Corporation Law of the State of Delaware, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation as follows:

RESOLVED, that the Certificate of Incorporation be amended by inserting the following text as a new third paragraph of Article IV (Capital Stock) (the “Amendment”):

“That, effective on the filing of this Certificate of Amendment of Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[*] reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [*] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, each holder shall be entitled to receive its pro rata share of the proceeds from the sale of shares of Common Stock by Broadridge Corporate Issuer Solutions, Inc. (the "Transfer Agent"). The Company shall instruct the Transfer Agent to aggregate all fractional shares and to arrange for them to be sold at the then prevailing prices on the open market on behalf of those stockholders otherwise entitled to receive a fractional share of Common Stock. The Company shall direct the Transfer Agent to conduct such sales in an orderly fashion and at a reasonable pace. After the completion of such sales, the Company shall direct the Transfer Agent to remit a cash payment to each stockholders entitled to a cash payment in an amount equal to its pro rata share of the total net proceeds of such sales.”

FURTHER RESOLVED, any officer of the Corporation is authorized and directed to execute and file the Amendment with the Secretary of State of the State of Delaware and to take such further actions and execute such additional documents and make such additional filings as such officer shall determine to be necessary or appropriate to effectuate the foregoing resolutions.

FURTHER RESOLVED, that all actions heretofore taken by the officers, directors, or agents of the Corporation relating to the foregoing resolutions, be, and hereby are, approved, adopted, ratified, and confirmed in all respects.

SECOND: The foregoing Amendment to the Certificate of Incorporation was duly adopted by the Corporation’s Board of Directors in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: The foregoing Amendment to the Certificate of Incorporation was duly approved by the Corporation’s stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by the undersigned duly authorized officer who declares under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment are true and correct to his knowledge.

Dated: [ ], 2023

ACCELERATE DIAGNOSTICS, INC.

David Patience
Chief Financial Officer

PRELIMINARY COPY - SUBJECT TO COMPLETION

ACCELERATE DIAGNOSTICS, INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/18/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AXDX2023
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/18/2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME
THE COMPANY NAME INC. - COMMON
THE COMPANY NAME INC. - CLASS A
THE COMPANY NAME INC. - CLASS B
THE COMPANY NAME INC. - CLASS C
THE COMPANY NAME INC. - CLASS D
THE COMPANY NAME INC. - CLASS E
THE COMPANY NAME INC. - CLASS F
THE COMPANY NAME INC. - 401 K

CONTROL # → 0000000000000000

SHARES
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Wayne C. Burris
02) Louise L. Francesconi
03) Hany Massarany
04) John Patience
05) Marran H. Ogilvie
06) Jack Phillips
07) Jack Schuler
08) Jenny Regan
09) Matthew Strobeck, Ph.D.

The Board of Directors recommends you vote FOR proposals 2 through 6.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date

JOB #

Signature (Joint Owners) | Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000612303_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

ACCELERATE DIAGNOSTICS, INC.
Annual Meeting of Shareholders
May 19, 2023 10:30 AM (Mountain Daylight Time)
This proxy is solicited by the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 19, 2023 and the Proxy Statement and appoints Jack Phillips as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ACCELERATE DIAGNOSTICS, INC., a Delaware corporation (the "Company"), that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Friday, May 19, 2023, at 10:30 AM, Mountain Daylight Time, online at www.virtualshareholdermeeting.com/AXDX2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000612303_2 R1.0.0.6